UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NOBLE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOBLE CORPORATION
Dorfstrasse 19A
6340 Baar
Zug, Switzerland
INVITATION TO GENERAL MEETING OF SHAREHOLDERS
To Be Held On May 28, 2009
To the Shareholders of Noble Corporation:
          The general meeting of shareholders of Noble Corporation, a Swiss corporation (the “Company”), will be held on Thursday, May 28, 2009, at 3:00 p.m., local time, at the Parkhotel Zug, Industriestrasse 14, Zug, Switzerland.
          Agenda Items
          (1) Dividend in the form of a par value reduction.
Proposal of the Board of Directors
The Board of Directors proposes to pay a dividend through a reduction of the par value of our shares in an amount equal to Swiss francs 0.25 per share, which is equal to approximately USD $0.2190 using the currency exchange rate as published by the Swiss National Bank on April 29, 2009 (1.1412 CHF/1.0 USD), and to pay such amount in four installments in August 2009, November 2009, February 2010 and May 2010. This amount is not intended to represent an increase in Noble’s historical annual aggregate dividend of $0.16 per share. Rather, because timing issues related to the migration of the parent company of the Noble group to Switzerland will cause us to miss the customary June 2009 dividend payment of $0.04 per share, the August 2009 payment is intended to represent both such June dividend as well as the third quarter dividend. We intend the three subsequent distributions to approximate the same level of dividend as we have paid in the past. Actual distribution payments will be subject to the satisfaction of applicable Swiss law requirements and may vary from historical dividend amounts due to fluctuations in the Swiss franc/U.S. dollar exchange rate between now and each distribution payment date. This reduction in the par value of our shares will have the effect of reducing the share capital of the Company as stated in our Articles of Association from the aggregate amount of Swiss francs 1,381,328,465.00 to Swiss francs 1,312,262,041.75 (each such amount subject to adjustment based on the Company’s actual share capital as of the time of the application to the Commercial Registry of the Canton of Zug for the registration of each portion of the capital reduction).
          (2) Election of Directors.
Proposal of the Board of Directors
The Board of Directors proposes that the directors set forth below be reelected for a three-year term that will expire in 2012:
•	Julie H. Edwards;

•	Marc E. Leland; and

•	David W. Williams.

i

          (3) Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2009.
Proposal of the Board of Directors
The Board of Directors proposes that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009.
          (4) Amendment to Article 21 paragraph 1(d) of our Articles of Association.
Proposal of the Board of Directors
The Board of Directors proposes to amend Article 21 paragraph 1(d) of our Articles of Association in order to limit the changes to authorized and conditional capital that require approval of at least two-thirds of the shares represented at a general meeting to an increase in the amount of the authorized or conditional share capital. If the proposed amendment is adopted, approval of a dividend through a reduction of the par value of our shares in the future will require the affirmative vote of a simple majority of the votes cast, rather than two-thirds of the shares represented, at a general meeting.
          Organizational Matters
          A copy of the proxy materials, including a proxy card, has been sent to each shareholder registered in the Company’s share register as of the close of business, Eastern time, on April 7, 2009. Any additional shareholders who are registered with voting rights in the Company’s share register as of the close of business, Eastern time, on May 12, 2009 or who notify the Company’s Corporate Secretary in writing of their acquisition of shares by such time will receive a copy of the proxy materials after May 12, 2009. Shareholders who are not registered in the Company’s share register as of the close of business, Eastern time, on May 12, 2009 or who have not notified the Company’s Corporate Secretary in writing (mail to Noble Corporation, Attention: Corporate Secretary, 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478) of their acquisition of shares by such time will not be entitled to attend, vote or grant proxies to vote at, the 2009 general meeting. No shareholder will be entered in or removed from the Company’s share register as a shareholder with voting rights between the close of business, Eastern time, on May 12, 2009 and the opening of business, Eastern time, on the day following the general meeting. Computershare Trust Company, N.A., as agent, which maintains the Company’s share register, will, however, continue to register transfers of Noble Corporation shares in the share register in its capacity as transfer agent during this period.
          Shareholders who are registered with voting rights in the Company’s share register as of the close of business, Eastern time, on May 12, 2009 or who have notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) have the right to attend the general meeting and vote their shares, or may grant a proxy to vote on each of the proposals in this invitation and any other matter properly presented at the meeting for consideration to either the Company or the independent representative, Mr. Joachim Kloter, Kloter & Kohli Attorneys, by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to the start of the general meeting on May 28, 2009 either to:
Noble Corporation
c/o The Altman Group
PO Box 268
Lyndhurst, NJ 07071-9902
or, if granting a proxy to the independent representative:
Mr. Joachim Kloter
c/o Kloter & Kohli Attorneys
Streulistrasse 28
P. O. Box
CH-8032 Zurich, Switzerland.

          Shares of holders who are registered with voting rights in the Company’s register as of the close of business, Eastern time, on May 12, 2009 or who have notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) and who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. The Company or the independent representative, as applicable, will vote shares of holders with voting rights who have timely submitted a properly executed proxy card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to the Company or the independent representative) in the manner recommended by the Board of Directors.
          If any other matters are properly presented at the meeting for consideration, the Company and the independent representative, as applicable, will vote on these matters in the manner recommended by the Board of Directors.
          Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.
          We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association.
          Please note that shareholders attending the general meeting in person or by proxy are required to show their proxy card and proper identification on the day of the general meeting. In order to determine attendance correctly, any shareholder leaving the general meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.
          Proxy Holders of Deposited Shares
          Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to the Company or the independent representative are kindly asked to inform the Company of the number and par value of the shares they represent as soon as possible, but no later than May 28, 2009, 2:00 p.m. Zug time, at the admission office for the general meeting.
          Annual Report, Consolidated Financial Statements
          A copy of the 2008 Annual Report of Noble Corporation, a Cayman Islands company and the predecessor issuer of the Company (“Noble Cayman”), including the consolidated financial statements for fiscal year 2008 and the audit report on such statements, are available for physical inspection at the Company’s registered office at Dorfstrasse 19A, 6340 Baar, Zug, Switzerland. Copies of these materials may be obtained without charge by contacting Investor Relations at our offices in the United States, at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone number +1 (281) 276-6100.
          Your vote is important. All shareholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided.

By Order of the Board of Directors

Julie J. Robertson
Secretary
Baar, Switzerland
April 30, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
GENERAL MEETING TO BE HELD ON MAY 28, 2009.
          This proxy statement, the glossy annual report to shareholders, which includes this proxy statement, the Annual Report on Form 10-K for the year ended December 31, 2008 of Noble Cayman, including the audit report on the 2008 consolidated financial statements (the “2008 Annual Report”), the invitation to the general meeting and the form of proxy card are available at www.noblecorp.com/2009proxymaterials. Directions to attend the annual general meeting in person may also be obtained at www.noblecorp.com/2009proxymaterials.

NOBLE CORPORATION
Dorfstrasse 19A
6340 Baar
Zug, Switzerland
PROXY STATEMENT
For General Meeting of Shareholders
To Be Held on May 28, 2009
GENERAL
          This proxy statement is furnished to shareholders of Noble Corporation, a Swiss company (“Noble Switzerland”), in connection with the solicitation by our board of directors (“Board”) of proxies for use at the general meeting of shareholders to be held on Thursday, May 28, 2009, at 3:00 p.m., local time, at the Parkhotel Zug, Industriestrasse 14, Zug, Switzerland, and for the purposes set forth in the accompanying notice. The approximate date of first mailing of this proxy statement and the accompanying proxy or, in the case of participants in the Noble Drilling Corporation 401(k) Savings Plan, voting instruction card is May 7, 2009.
Background of the Company
          In March 2009, Noble Corporation, a Cayman Islands company (“Noble Cayman”), completed a transaction pursuant to which Noble Cayman, by way of schemes of arrangement under Cayman Islands law, became a wholly owned subsidiary of Noble Switzerland (the “Transaction”). In the Transaction, Noble Switzerland issued one of its shares in exchange for each ordinary share of Noble Cayman. In addition, Noble Switzerland issued 15 million of its shares to Noble Cayman for future use to satisfy its obligations to deliver shares in connection with awards granted under its employee benefit plans and other corporate purposes. The Transaction effectively changed the place of incorporation of the publicly traded parent of the Noble group of companies from the Cayman Islands to Switzerland.
          References to the “Company,” “we,” “us,” or “our” for periods before March 27, 2009 include Noble Cayman together with its subsidiaries, unless the context indicates otherwise. References to the “Company,” “we,” “us” or “our” for periods from and after March 27, 2009 include Noble Switzerland together with its subsidiaries, unless the context indicates otherwise.
Proxies and Voting Instructions
          A proxy card is being sent with this proxy statement to each holder of shares registered in the Company’s register as of the close of business, Eastern time, on April 7, 2009. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in the Company’s register as of the close of business, Eastern time, on May 12, 2009 (which is effectively the record date for the meeting) or who notifies the Company’s Corporate Secretary in writing of their acquisition of shares by such time. If you are registered as a shareholder in the Company’s register as of the close of business, Eastern time, on May 12, 2009 or you have notified the Company’s Corporate Secretary in writing of your acquisition of shares by such time (and your notice has been properly accepted by the Corporate Secretary), you may grant a proxy to vote on each of the proposals described in this proxy statement and any other matter properly presented at the meeting for consideration to either the Company or the independent representative, Mr. Joachim Kloter, Kloter & Kohli Attorneys, by marking your proxy card appropriately, executing it in the space provided, dating it and returning it prior to the start of the general meeting on May 28, 2009 either to:
Noble Corporation
c/o The Altman Group
PO Box 268
Lyndhurst, NJ 07071-9902

or, if granting a proxy to the independent representative:
Mr. Joachim Kloter
c/o Kloter & Kohli Attorneys
Streulistrasse 28
P. O. Box
CH-8032 Zurich, Switzerland.
          Please sign, date and mail your proxy card in the envelope provided.
          If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. In particular, if you hold your shares in “street name” through The Depository Trust Company (“DTC”), you should follow the procedures typically applicable to voting of securities beneficially held through DTC because Cede & Co., as nominee of DTC, has been registered with voting rights in the Company’s share register with respect to such shares.
          Although the Company is organized under Swiss law, the Company is subject to the U.S. Securities and Exchange Commission proxy requirements and the applicable corporate governance rules of the New York Stock Exchange, where its shares are listed, and has not imposed any restrictions on trading of its shares as a condition of voting at the general meeting. In particular, the Company has not imposed any “share blocking” or similar transfer restrictions of a type that might be associated with voting by holders of bearer shares or American Depositary Receipts and has not issued any bearer shares or American Depositary Receipts.
          Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion for proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as “broker non-votes.” The proposal to pay a dividend in the form of a par value reduction and the proposal to amend Section 21 paragraph 1(d) of our Articles of Association are non-routine matters under New York Stock Exchange rules.
          If you were a holder with voting rights on May 12, 2009 and have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you were a holder with voting rights on May 12, 2009 and you have timely submitted a properly executed proxy card and have not specifically indicated your votes (irrespective of whether a proxy has been granted to the Company or the independent representative), the Company or the independent representative, as applicable, will vote your shares in the manner recommended by our Board.
          There are no other matters that our Board intends to present, or has received proper notice that others will present, at the general meeting. If any other matters are properly presented at the meeting for consideration, the Company and the independent representative, as applicable, will vote any proxies submitted to them on these matters in the manner recommended by our Board.
          You may revoke your proxy at any time prior to its exercise by:
•	giving written notice of the revocation to our Corporate Secretary, with respect to proxies granted to the Company, or to the independent representative at the address set forth above, with respect to proxies granted to the independent representative, in each case before May 28, 2009;

•	notifying our Corporate Secretary at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to the Company, or notifying the independent representative at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to the independent representative, and appearing at the general meeting and voting in person; or

•	properly completing and executing a later-dated proxy and delivering it to our Corporate Secretary or the independent representative, as applicable, at or before the meeting.
          If you attend the general meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you hold shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your bank, broker or other nominee.
          If you were a participant in the Noble Drilling Corporation 401(k) Savings Plan as of the close of business, Eastern time, on April 7, 2009 or May 12, 2009, you should receive a voting instruction card. You can provide instructions to the plan trustee as to how to vote shares held in the plan by completing, signing, dating and mailing the voting instruction card in the postage-paid envelope.
Quorum
          The presence of shareholders, in person or by proxy, holding at least a majority of the total shares entitled to vote at the general meeting will constitute a quorum for purposes of the proposal to pay a dividend in the form of a par value reduction, the proposal to reelect the three nominees named in the proxy statement as directors, and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Noble’s independent registered public accounting firm for 2009. The presence of shareholders, in person or by proxy, holding at least two-thirds of the total shares entitled to vote at the general meeting will constitute a quorum for purposes of the proposal to amend Article 21 paragraph 1(d) of our Articles of Association. For all proposals, abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum.
Votes Required
          Each share is entitled to one vote.
          Approval of the proposal to pay a dividend in the form of a par value reduction and approval of the proposal to amend Article 21 paragraph 1(d) of our Articles of Association each requires the affirmative vote of at least two-thirds of the shares represented at the general meeting in person or by proxy and the absolute majority of the par value such shares. Abstentions and broker non-votes will be the equivalent of a negative vote with respect to these proposals.
          Approval of the proposal to reelect the three nominees named in the proxy statement as directors requires the affirmative vote of a plurality of the votes cast in person or by proxy. The plurality requirement means that the director nominee with the most votes for a board seat is elected to that board seat.
          Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Noble’s independent registered public accounting firm for 2009 requires the affirmative vote of holders of at least a majority of the votes cast in person or by proxy.
          Abstentions and broker non-votes will have no effect on the election of directors or the ratification of the Company’s independent registered public accounting firm.
Record Date
          Only shareholders of record as of the close of business, Eastern time, on May 12, 2009 are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the general meeting. No shareholder will be entered in or removed from the Company’s share register with voting rights between the close of business, Eastern time, on May 12, 2009 and the opening of business, Eastern time, on the day following the general meeting.
PROPOSAL 1
DIVIDEND IN THE FORM OF A PAR VALUE REDUCTION
          Our Board proposes to pay a dividend through a reduction of the par value of our shares (the “Distribution”) in an aggregate amount equal to Swiss francs 0.25 per share (the “Distribution Amount”), which is equal to approximately USD $0.2190 using the currency exchange rate as published by the Swiss National Bank on April 29, 2009 (1.1412 CHF/1.0 USD), and to pay such amount in four installments beginning in the third quarter of 2009. This amount will be payable for shares issued and outstanding on the effective record date of each quarterly capital reduction (and treasury shares). We intend to arrange for our transfer agent to convert the Distribution payments so they will be distributed by our transfer agent in U.S. dollars converted at the exchange rate available approximately two business days prior to each Distribution payment date. As a result, shareholders will be exposed to fluctuations in the Swiss franc/U.S. dollar exchange rate between now and each Distribution payment date.

          This reduction in the par value of our shares will have the effect of reducing the share capital of the Company as stated in our Articles of Association from the aggregate amount of Swiss francs 1,381,328,465.00 to Swiss francs 1,312,262,041.75 (each such amount subject to adjustment based on the Company’s actual share capital as of the time of the application to the Commercial Registry of the Canton of Zug for the registration of each portion of the capital reduction).
          Historically, Noble Cayman’s Board declared and paid dividends on its ordinary shares generally on a quarterly basis, with payment dates in early March, June, September and December. As a Swiss company, we currently intend to continue this practice and are required to seek shareholder approval to pay dividends or make distributions on our shares from capital reductions. However, timing issues related to the migration of the parent company of the Noble group of companies to Switzerland will cause us to miss the customary June payment in 2009. As a result, we intend to make the first capital reduction in the third quarter of 2009 and to distribute the corresponding dividend to shareholders in August 2009 in an amount equal to twice the amount (approximately $0.08 per share based on our historical dividend amount) of each of the three subsequent capital reductions. We intend to pay the subsequent three capital reductions in November 2009, February 2010 and May 2010. Subject to satisfaction of applicable Swiss law requirements, we intend that the amount of these distributions will approximate the amount of dividends we would have expected to declare and pay during these quarters (approximately $0.04 per share based on our historical dividend amount). Our Board will set the Distribution payment date within the specified month. Before our Board can effect each capital reduction, it must receive a report from PricewaterhouseCoopers AG, our statutory auditors, confirming that claims of the Company’s creditors are fully covered after taking into account the capital reduction.
          The following table illustrates how we intend to pay the Distribution. The following table also illustrates how the payment amounts may vary between payment dates, even though the amount of reduction in par value in Swiss francs remains constant. The table is for illustrative purposes only, and the actual payments will vary and could be materially different than the approximate hypothetical per share Distribution payments below. Actual payments will be made in U.S. dollars converted at the exchange rate available approximately two business days prior to each Distribution payment date.

	Amount of	Hypothetical	Approximate Hypothetical
	Reduction in Par	Exchange Rate	Distribution per
Month of	Value	(Swiss francs/	Share
Payment	(Swiss francs)	1.0 USD)	(USD)
August 2009	0.10	1.1412	0.0876
November 2009	0.05	1.1412	0.0438
February 2010	0.05	1.2253	0.0408
May 2010	0.05	0.9929	0.0503
          Our Board adopted a resolution declaring it advisable to pay a dividend through a reduction of the par value of our shares in an amount equal to the Distribution Amount and directed that approval of this dividend in the form of a par value reduction be submitted for consideration by our shareholders at the general meeting. Approval of the proposal requires the affirmative vote of two-thirds of the shares represented at the general meeting in person or by proxy and the absolute majority of the par value of such shares. All duly submitted and unrevoked proxies will be voted for the proposal, except where authorization to vote is withheld.
          We describe the details of the procedure of the series of four capital reductions and the proposed amendments to our Articles of Association (and the authoritative German translation) in Annex A.
Recommendation
          Our Board unanimously recommends that shareholders vote FOR the approval of a dividend in the form of a par value reduction and to amend our Articles of Association accordingly.

PROPOSAL 2
ELECTION OF DIRECTORS
          Our Articles of Association provide for three classes of directors, with approximately one-third of the directors constituting our Board being elected each year to serve a three-year term. Three directors compose the class whose term expires at the 2009 general meeting: Julie H. Edwards, Marc E. Leland and David W. Williams.
          The nominating and corporate governance committee of our Board has approved, and our Board has unanimously nominated, Ms. Edwards, Mr. Leland and Mr. Williams for re-election as directors of the Company to serve three-year terms expiring in 2012.
          The directors nominated for election at the general meeting will be elected by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting. All duly submitted and unrevoked proxies will be voted for the nominees nominated by our Board, except where authorization so to vote is withheld.
Recommendation
          Our Board unanimously recommends that shareholders vote FOR the election of its nominees for director.
          Information about the directors nominated for election at the general meeting, and the directors whose terms do not expire at the general meeting, is presented below.
NOMINEES FOR DIRECTORS

Julie H. Edwards,
age 50, director since 2006	Ms. Edwards served as Senior Vice President of Corporate Development of Southern Union Company from November 2006 to January 2007, and immediately prior to that served as its Senior Vice President and Chief Financial Officer from July 2005 to November 2006. Southern Union is primarily engaged in the transportation and distribution of natural gas. Prior to joining Southern Union, Ms. Edwards served as Executive Vice President – Finance and Administration and Chief Financial Officer for Frontier Oil Corporation in Houston since 2000. She joined Frontier Oil in 1991 as Vice President – Secretary and Treasurer after serving as Vice President of Corporate Finance for Smith Barney, Harris, Upham & Co., Inc., New York and Houston, from 1988 to 1991, after joining the company as an associate in 1985. Ms. Edwards has not held a principal employment since leaving her position with Southern Union. Ms. Edwards is also a director of the NATCO Group, Inc. and ONEOK, Inc.

Marc E. Leland,
age 70, director since 1994	Mr. Leland has served since 1984 as President of Marc E. Leland & Associates, Inc., a company engaged in the business of providing financial advisory services.

David W. Williams,
age 51, director since 2008	Mr. Williams has served as Chairman of the Board, Chief Executive Officer and President of the Company since January 2, 2008. Mr. Williams served as Senior Vice President – Business Development of Noble Drilling Services Inc., an indirect, wholly-owned subsidiary of the Company, from September 2006 to January 2007, as Senior Vice President – Operations of Noble Drilling Services Inc. from January to April 2007, and as Senior Vice President and Chief Operating Officer of the Company from April 2007 to January 2, 2008. Prior to September 2006, Mr. Williams served for more than five years as Executive Vice President of Diamond Offshore Drilling, Inc., an offshore oil and gas drilling contractor.

Class Whose Term Expires In 2010

Michael A. Cawley,
age 61, director since 1985	Mr. Cawley has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc., a not-for-profit corporation (the “Noble Foundation”), since February 1992, after serving as Executive Vice President of the Noble Foundation since January 1991. Mr. Cawley has served as a trustee of the Noble Foundation since 1988. The Noble Foundation is a not-for-profit corporation, and it is engaged in agricultural research, education, demonstration and consultation; plant biology and applied biotechnology; and assistance through granting to selected nonprofit organizations. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law; and Mr. Cawley currently serves as Of Counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation. Mr. Cawley is also a director of Noble Energy, Inc.

Luke R. Corbett,
age 62, director since 2001	Mr. Corbett has served as a director of Anadarko Petroleum Corporation since August 2006. Anadarko engages in the exploration, development, production, and marketing of natural gas, crude oil, condensate, and natural gas liquids primarily in the United States. Mr. Corbett served as Chairman of the Board and Chief Executive Officer of Kerr-McGee Corporation from May 1999 until his retirement in August 2006, and also from February 1997 to February 1999. Between February 1999 and May 1999, he served as Chief Executive Officer of Kerr-McGee, and from 1995 to 1997, he served as President and Chief Operating Officer of Kerr-McGee. Kerr-McGee, an Oklahoma City-based oil and natural gas exploration and production company, was acquired by Anadarko Petroleum Corporation in August 2006. Mr. Corbett served as a director of Kerr-McGee from 1995 to August 2006 and he currently serves as a director of OGE Energy Corp.

Jack E. Little,
age 70, director since 2000	Mr. Little served as President and Chief Executive Officer of Shell Oil Company, and a member of the Board of Directors and Chairman and Chief Executive Officer of Shell Exploration & Production Company for more than five years until his retirement in June 1999. Shell Oil Company and its subsidiaries, with extensive operations in the United States, explore, develop, produce, purchase, transport and market crude oil and natural gas; they also purchase, manufacture, transport and market oil and chemical products and provide technical and business services.
Class Whose Term Expires In 2011

Lawrence J. Chazen,
age 68, director since 1994	Mr. Chazen has served since 1977 as Chief Executive Officer of Lawrence J. Chazen, Inc., a California registered investment adviser engaged in providing financial advisory services.

Mary P. Ricciardello,
age 53, director since 2003	Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Inc. from January 2001 to August 2002, and immediately prior to that served as its Senior Vice President and Comptroller from September 1999 to January 2001 and as its Vice President and Comptroller from 1996 to September 1999. Ms. Ricciardello also served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. from May 2001 to August 2002. Reliant principally provides electricity and energy services to retail and wholesale customers. Ms. Ricciardello’s current principal occupation is as a certified public accountant, and she has not held a principal employment since leaving her positions with Reliant Energy, Inc. and Reliant Resources, Inc. in August 2002. Ms. Ricciardello is also a director of U.S. Concrete, Inc. and Devon Energy Corporation.

          None of the corporations or other organizations in which our non-management directors carried on their respective principal occupations and employments during the past five years is a parent, subsidiary or other affiliate of the Company.
ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS
Board Independence
          Our Board has determined that (a) each of Mr. Chazen, Ms. Ricciardello, Ms. Edwards, Mr. Leland, Mr. Cawley, Mr. Corbett and Mr. Little qualifies as an “independent” director under the New York Stock Exchange (“NYSE”) corporate governance rules and (b) each of Mr. Chazen, Ms. Ricciardello, Mr. Cawley and Mr. Corbett, constituting all the members of the audit committee, qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). These seven independent, non-management directors comprise in full the membership of each committee described below under “Board Committees and Meetings.”
          In order for a director to be considered independent under the NYSE rules, our Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company’s corporate governance guidelines provide that a director will not be independent if, within the preceding three years,
•	the director was employed by the Company;

•	an immediate family member of the director was an executive officer of the Company;

•	the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

•	the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

•	the director or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or

•	the director is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.
          The following will not be considered by our Board to be a material relationship that would impair a director’s independence. If a director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company
•	that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company;

•	that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company; or

•	to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.
          For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our directors who satisfy the independence guidelines described above. These independence guidelines used by our Board are set forth in our corporate governance guidelines, which are published under the governance section of our website at www.noblecorp.com.
          In accordance with the Company’s corporate governance guidelines, the non-management directors have chosen a lead director to preside at regularly scheduled executive sessions of our Board held without management present. Mr. Cawley currently serves as lead director.
Board Committees and Meetings
          The Company has standing audit, compensation and nominating and corporate governance committees of our Board. Each of these committees operates under a written charter that has been adopted by the respective committee and by our Board. The charters are published under the governance section of the Company’s website at www.noblecorp.com and are available in print to any shareholders who request them.
          The current members of the committees, number of meetings held by each committee during 2008, and a description of the functions performed by each committee are set forth below:
     Audit Committee (11 meetings). The current members of the audit committee are Mary P. Ricciardello, Chair, Lawrence J. Chazen, Michael A. Cawley and Luke R. Corbett. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish an annual report for inclusion in this proxy statement, and to assist our Board with oversight of the following: integrity of the Company’s financial statements; compliance by the Company with standards of business ethics and legal and regulatory requirements; qualifications and independence of the Company’s independent auditors (including both our independent registered public accounting firm and our Swiss statutory auditors); and performance of the Company’s independent auditors and internal auditors. Our Board has determined that Ms. Ricciardello is an “audit committee financial expert” as that term is defined under the applicable SEC rules and regulations. The audit committee’s report relating to 2008 begins on page 44 of this proxy statement.
     Compensation Committee (12 meetings). The current members of the compensation committee are Marc E. Leland, Chair, Julie H. Edwards and Jack E. Little. The primary responsibilities of the compensation committee are to discharge our Board’s responsibilities relating to compensation of directors and executive officers, to assist our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans, and to prepare an annual disclosure under the caption “Compensation Committee Report” for inclusion in the Company’s proxy statement for its general meeting of shareholders. The compensation committee’s report relating to 2008 appears on page 25 of this proxy statement.
     Nominating and Corporate Governance Committee (5 meetings). The current members of the nominating and corporate governance committee are Michael A. Cawley, Chair, Julie H. Edwards and Marc E. Leland. The primary responsibilities of the nominating and corporate governance committee are to assist our Board in reviewing, evaluating, selecting and recommending director nominees when one or more directors are to be appointed, elected or re-elected to our Board; to monitor, develop and recommend to our Board a set of principles, policies and practices relating to corporate governance; and to oversee the process by which our Board, our Chief Executive Officer and executive management are evaluated.
     The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; and mature judgment. Directors must be willing to devote sufficient time to discharging their duties and responsibilities effectively, and they should be committed to serving on our Board for an extended period of time. The nominating and corporate governance committee endeavors to have a Board representing diverse experience in policy-making positions in areas that are relevant to the Company’s lines of business and areas of operations worldwide.
     The nominating and corporate governance committee’s process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and executive officers of the Company; a firm (or firms) that specializes in identifying director candidates (which firm may earn a fee for its services paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, shareholders of the Company. The nominating and corporate governance committee’s process for evaluating candidates includes investigation of the person’s specific experiences and skills, time availability in light of commitments, potential conflicts of interest, and independence from management and the Company. Candidates recommended by a shareholder are evaluated in the same manner as are other candidates. We did not receive any recommendations from shareholders of the Company for director nominees for the general meeting.
          Under the Company’s policy on director attendance at general meetings of shareholders, all directors are expected to attend each general meeting, and any director who should become unable to attend the general meeting is responsible for notifying the Chairman of the Board in advance of the meeting. At the date of this proxy statement, we know of no director who will not attend the general meeting. In 2008, all directors attended the annual meeting of shareholders.
          In 2008, our Board held 9 meetings. In 2008, each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings of committees of our Board on which such director served (during the periods that such director served).
Shareholder Communications with Directors
          Our Board has approved the following process for shareholders and other security holders of the Company and interested parties to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director, or the non-management directors of our Board as a group, the shareholder, other security holder or interested party can:
•	mail Noble Corporation, Attention: Corporate Secretary, at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478;

•	e-mail nobleboard@noblecorp.com; or

•	telephone the NobleLine (toll-free and anonymous, available 24 hours a day, seven days a week) at +1 877-285-4162.
          All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to our Board. All communications received electronically are processed under the oversight of our Board by the Company’s general counsel. Complaints or concerns relating to the Company’s accounting, internal accounting controls, or auditing matters are referred to the audit committee of our Board. Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. A summary of the incoming contact and the manager’s response is reported to our Board. Complaints or concerns relating to corporate matters other than the specific items referred to the audit committee as described above, which are addressed to a specific director, committee of our Board, or group of directors, are promptly relayed to such persons.
Director Education
          We provide our directors with information and materials that are designed to assist them in performing their duties as directors. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company’s expense. Our director manual contains important information about the Company and the responsibilities of our directors, including: our Articles of Association and By-laws; guidelines for assignments regarding standing committees of our Board; the charter for each of our Board committees; a summary of laws and regulations regarding compliance with insider reporting and trading; our code of business conduct and ethics; corporate directors’ guidebooks published by such organizations as the American Bar Association Section of Business Law, National Association of Corporate Directors, and American Society of Corporate Secretaries; a statement of the Company paradigms that govern how we conduct our business; and our safety policy and quality policy and objectives.

POLICIES AND PROCEDURES RELATING TO
TRANSACTIONS WITH RELATED PERSONS
          Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics and our administrative policy manual, the procedures described below for director and officer questionnaires, and the other procedures described below.
          Our code of business conduct and ethics provides that conflicts of interest are prohibited as a matter of Company policy. Under such code of business conduct and ethics, any employee, officer or director who becomes aware of a conflict, potential conflict or an uncertainty as to whether a conflict exists should bring the matter to the attention of a supervisor, manager or other appropriate personnel. Our Board and its senior management review all reported relationships and transactions in which the Company and any director, officer or family member of a director or officer are participants to determine whether an actual or potential conflict of interest exists. Our Board may approve or ratify any such relationship or transaction if our Board determines that such relationship or transaction is in our best interests (or not inconsistent with our best interests) and the best interests of our shareholders. A conflict of interest exists when an individual’s personal interest is adverse to or otherwise in conflict with the interests of the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when
•	an employee, officer or director or a member of his or her family receives improper personal benefits because of such employee’s, officer’s or director’s position in the Company;

•	a loan by the Company to, or a guarantee by the Company of an obligation of, an employee or his or her family member is made;

•	an employee works for or has any direct or indirect business connection with any of our competitors, customers or suppliers; or

•	Company assets and properties are used for personal gain or Company business opportunities are usurped for personal gain.
          In addition, our administrative policy manual, which applies to all our employees, defines some additional examples of what the Company considers to be a conflict of interest, including when
•	subject to certain limited exceptions, an employee or consultant or any member of his or her immediate family has an interest in any business entity that deals with the Company where there is an opportunity for preferential treatment to be given or received;

•	an employee or consultant serves as an officer, a director, or in any management capacity of another business entity directly or indirectly related to the contract drilling or energy services industries without specific authority from our Board;

•	an employee or consultant or any member of his or her immediate family buys, sells or leases any kind of property, facilities or equipment from or to the Company or any of its subsidiaries or to any business entity or individual who is or is seeking to become a contractor, supplier or customer, without specific authority from our Board; or

•	subject to certain limited exceptions, an employee or consultant or any member of his or her immediate family accepts gifts, payments, extravagant entertainment, services or loans in any form from anyone soliciting business, or who may already have established business relations, with the Company.
          Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our general meeting of shareholders. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our proxy statement or annual report.
          In addition, we review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our proxy statement or annual report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          As of March 27, 2009, we had 261,248,093 shares outstanding, excluding shares held in treasury. The following table sets forth, as of March 27, 2009, (1) the beneficial ownership of shares by each of our directors, each “named executive officer” listed in the Summary Compensation Table appearing in this proxy statement, and all our directors and named executive officers as a group, and (2) information about the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares.

	Shares
	Beneficially Owned (1)
	Number of		Percent of
Name	Shares		Class (2)
Directors
Michael A. Cawley	1,857,969	(3)(4)	—
Lawrence J. Chazen	40,848	(3)	—
Luke R. Corbett	88,699	(3)	—
Julie H. Edwards	41,067	(3)	—
Marc E. Leland	129,870	(3)	—
Jack E. Little	125,094	(3)	—
Mary P. Ricciardello	59,939	(3)	—
William A. Sears	70,229	(3)	—
David W. Williams	687,240	(3)	—
Named Executive Officers (excluding any Director listed above) and Group
Julie J. Robertson	1,118,945	(3)	—
Thomas L. Mitchell	339,540	(3)	—
William A. Turcotte	57,073	(3)	—
Robert D. Campbell	61,965	(3)	—
All directors and named executive officers as a group (13 persons)	4,678,478	(5)	1.78%

FMR LLC	26,761,327	(6)	10.24%
82 Devonshire Street
Boston, Massachusetts 02109

Barclays Global Investors, NA	15,703,795	(7)	6.01%
400 Howard Street
San Francisco, California 94105

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over all shares listed.

(2)	The percent of class shown is less than one percent unless otherwise indicated.

(3)	Includes shares not outstanding but subject to options exercisable at March 27, 2009 or within 60 days thereafter, as follows: Mr. Cawley – 70,000 shares; Mr. Chazen – 18,000 shares; Mr. Corbett – 58,000 shares; Ms. Edwards – 20,000 shares; Mr. Leland – 70,000 shares; Mr. Little – 83,000 shares; Ms. Ricciardello – 28,000 shares; Mr. Sears – 70,000 shares; Mr. Williams – 102,114 shares; Ms. Robertson – 538,241 shares; Mr. Mitchell – 71,632 shares; Mr. Turcotte – 0 shares; and Mr. Campbell – 20,302 shares.

(4)	Includes 1,749,278 shares beneficially owned by the Noble Foundation. Mr. Cawley, as President and Chief Executive Officer and a trustee of the Noble Foundation, may be deemed to beneficially own, and have voting and investment power over, the 1,749,278 shares held by the Noble Foundation. As one of the members of the board of trustees of the Noble Foundation, Mr. Cawley does not represent sufficient voting power on the Noble Foundation’s board of trustees to determine voting or investment decisions over the 1,749,278 shares. Mr. Cawley disclaims any pecuniary interest in the shares held by the Noble Foundation.

(5)	Includes 1,149,289 shares not outstanding but subject to options exercisable at March 27, 2009 or within 60 days thereafter and 1,749,278 shares beneficially owned by the Noble Foundation. See footnotes (3) and (4) above.

(6)	Based on a Schedule 13G (Amendment No. 13) filed by FMR LLC with the SEC on February 17, 2009. The filing is made jointly with Edward C. Johnson 3d and Fidelity Management & Research Company. FMR LLC reports sole investment power over all such shares and sole voting power over 1,956,755 shares.

(7)	Based on a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA (“Barclays”), Barclays Global Fund Advisors (“BG Fund”), Barclays Global Investors, LTD (“BGI LTD”), Barclays Global Investors Japan Limited (“BGI Japan”), Barclays Global Investors Canada Limited (“BGI Canada”), Barclays Global Investors Australia Limited (“BGI Australia”), and Barclays Global Investors (Deutschland) AG (“BGI Germany”). Barclays reports sole voting power over 8,079,982 shares and sole dispositive power over 10,058,572 shares; BG Fund reports sole voting power over 3,799,680 shares and sole dispositive power over 3,816,203 shares; BGI LTD reports sole voting power over 1,350,463 shares and sole dispositive power over 1,560,140 shares; BGI Japan reports sole voting and dispositive power over 807,610 shares; BGI Canada reports sole voting and dispositive power over 258,546 shares; and BGI Australia reports sole voting and dispositive power over 15,108 shares. BGI Germany reported no beneficial ownership. The address for BG Fund is 400 Howard Street, San Francisco, California 94105; the address for BGI LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH, England; the address for BGI Japan is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-8402, Japan; the address for BGI Canada is Brookfield Place 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada, Ontario M5J 2S1; the address for BGI Australia is Level 43, Grosvenor Place, 225 George Street, Sydney, Australia NSW 1220; and the address for BGI Germany is Apianstrasse 6, D-85774 Unterfohring, Germany.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Board Process and Independent Review of Compensation Program
          The compensation committee of our Board is responsible for determining the compensation of our directors and executive officers and for establishing, implementing and monitoring adherence to our executive compensation philosophy. The compensation committee provides guidance to our Board in reviewing and administering the compensation programs, benefits, incentive and equity-based compensation plans. The compensation committee operates independently of management and receives compensation advice and data from outside advisors.
          In addition, the compensation committee may delegate its authority to an officer of the Company subject to restrictions on participants in compensation plans determining their own benefits. In addition, the compensation committee may form one or more subcommittees and delegate its authority to any such subcommittee, as it deems appropriate.
          The compensation committee charter authorizes the committee to retain and terminate, as the committee deems necessary, independent advisors to provide advice and evaluation of the compensation of directors or executive officers, or other matters relating to compensation, benefits, incentive and equity-based compensation plans and corporate performance. The compensation committee is further authorized to approve the fees and retention terms of any independent advisor that it retains. In 2008, Hewitt Associates LLC served as independent compensation consultant to the compensation committee through September. On October 6, 2008, the committee engaged Pearl Meyer & Partners, an independent consulting firm, to serve as the committee’s compensation consultant.
          The compensation consultant reports to and acts at the direction of the compensation committee and is independent of management. The compensation consultant provides comparative market data regarding executive and director compensation for comparative purposes to assist in establishing reference points for the principal components of compensation. The compensation consultant also provides information regarding compensation trends in the general marketplace, compensation practices of other drilling and oilfield services companies, and regulatory and compliance developments. The compensation consultant is instructed to validate certain data that our Administration Department submits to our compensation committee regarding various aspects of compensation for our employees, executive officers and directors. The compensation consultant regularly participates in the meetings of the compensation committee and meets privately with the committee at the committee’s request.
          In determining compensation for our Chief Executive Officer, the compensation committee evaluates and assesses his performance related to leadership, financial and operating results, board relations, and other considerations. The compensation committee incorporates these considerations, as well as compensation market information, into its adjustment decisions. The compensation consultant provides market information and perspectives on market-based adjustments, which are included in the committee’s decision making process.
          In determining compensation for executive officers (other than our Chief Executive Officer), our Chief Executive Officer works with the compensation consultant and our Executive Vice President to review compensation market information and prior compensation decisions and to recommend compensation adjustments to the compensation committee at its last meeting of each year (October) and first meeting of each year (late January or early February). Our Chief Executive Officer and Executive Vice President may attend compensation committee meetings at the request of the committee, except when the compensation of such individuals is being discussed. The compensation committee reviews, and recommends to our Board for approval, all compensation for the named executive officers.
     Compensation Philosophy
          The Company believes that its executive compensation program reflects the Company’s philosophy that executive compensation should be structured so as to closely align each executive’s interests with the interests of our shareholders. The program is designed to emphasize equity-based incentive and performance-based pay and, in order to promote an atmosphere of teamwork, fairness and motivation, these concepts extend beyond the named executive officers to other key employees throughout the Company. The primary objectives of the Company’s total compensation package are to motivate our executives to assist the Company in achieving certain operating and financial performance goals that enhance shareholder value, to reward outstanding performance in achieving these goals and to establish and maintain a competitive executive compensation program that enables the Company to attract, retain and motivate high caliber executives who will contribute to the long-term success of the Company. When used in this Compensation Discussion and Analysis section, the term “named executive officers” means those persons listed in the Summary Compensation Table.
          Consistent with this philosophy, we seek to provide a total compensation package for the named executive officers that is competitive with those of the companies in the direct peer and broad energy peer benchmarking groups described below and yet is structured so that it results in having a substantial portion of total compensation subject to company, individual and share price performance. In designing these compensation packages, the compensation committee annually reviews each compensation component and compares its use and level to various internal and external performance standards and market reference points.
     Executive Compensation Program Design
          In order to accomplish the objectives of our compensation program, we include in the compensation of our executive officers a substantial amount of equity-based incentives and performance-based pay. However, we do not base the percentage of total compensation attributable to equity-based incentives or performance-based pay for each named executive officer on any specific target. Equity-based incentives and performance-based pay constituted a substantial portion of the compensation package of our currently employed named executive officers during the year ended December 31, 2008, as shown by the percentages in the following table, which are calculated based on the information set forth in the Summary Compensation Table.

	David W.		Julie J.	Thomas L.		William E.
Compensation Component	Williams		Robertson	Mitchell		Turcotte
Equity-based incentives or performance-based pay (1)	73	%(3)	64%	78	%(3)	8	%(4)

Not equity-based incentives or performance-based pay (2)	27%		36%	22%		92%

Total Compensation	100%		100%	100%		100%

(1)	The percentages represent the sum of the dollar amounts in the Stock Awards, Option Awards, and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table, divided by the amount set forth in the Total column.

(2)	The percentages represent the sum of the dollar amounts in the Salary, Bonus, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns of the Summary Compensation Table, divided by the amount set forth in the Total column.

(3)	The percentages reflect grants of nonqualified stock options and awards of restricted shares (“Restricted Shares”) made in 2006 at the time the named executive officer joined the Company. Effective September 20, 2006, Mr. Williams received an award of 100,000 time-vested Restricted Shares and a grant of 100,000 nonqualified stock options. Effective November 6, 2006, Mr. Mitchell received an award of 80,000 time-vested Restricted Shares and a grant of 80,000 nonqualified stock options. Each of these awards and grants has a three-year vesting period and, pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), the grant date fair value of each such award and grant is recognized on a straight line basis as an expense to the Company over the service period (which generally represents the vesting period). The dollar amounts in the Stock Awards and Option Awards columns of the Summary Compensation Table include the amounts recognized in 2007 by the Company pursuant to SFAS No. 123R for these awards and grants. These equity-based awards and grants reflect the results of direct negotiations with each of Mr. Williams and Mr. Mitchell, and their respective backgrounds and experience.

(4)	Mr. Turcotte joined the Company in December 2008. Effective December 16, 2008, Mr. Turcotte received an award of 30,000 time-vested Restricted Shares. This award has a three-year vesting period and, pursuant to SFAS No. 123R, the grant date fair value of such award is recognized on a straight line basis as an expense to the Company over the service period.

          We believe that our executive officers should be fairly compensated each year relative to market pay levels of our peer groups and internal equity within the Company. We generally do not take into account gains on prior compensation from the Company, such as gains from previously awarded stock options, in setting other elements of compensation, such as base pay, short-term incentive award payments, long-term incentive awards or retirement and other benefits. For newly-hired executive officers, we take into account their prior base salary and performance and incentive based pay, as well as the contribution expected to be made by the new executive officer and the responsibilities and duties of the executive officer with us.
     Compensation Program Peer Groups
          We compete for talent with employers across many different sectors around the world, but our primary competitive market generally includes other companies in the energy industry, such as offshore drilling companies, oilfield service companies, other energy companies and oil and gas companies. In making compensation decisions for our named executive officers, each element of their total direct compensation is compared against published compensation data and data provided by the compensation consultant. For 2008, the peer groups of companies approved by our compensation committee and used as external benchmarks for comparing each component of executive compensation were as follows:

	Direct Peer Group	Broad Energy Peer Group

•	Rationale: Provides market data on companies that are very similar to us in terms of business activities, operations and revenue size	•	Rationale: Provides market data on companies that are similar to us in terms of competition for executive talent, energy industry knowledge, operations and revenue size

•	Companies included are:	•	Companies included are:
	— Diamond Offshore Drilling, Inc.		— Baker Hughes Inc.
	— ENSCO International, Inc.		— BJ Services Company
	— Helmerich & Payne, Inc.		— Cabot Oil & Gas Corporation
	— Nabors Industries Ltd.		— Cameron International Corporation
	— Pride International, Inc.		— Chicago Bridge & Iron Company
	— Rowan Companies, Inc.		— Cimarex Energy Company
	— Transocean Ltd. (formerly Transocean, Inc.)		— El Paso Corporation
— Equitable Resources, Inc.
— FMC Technologies Inc.
— Forest Oil Corporation
— Noble Energy, Inc.
— Pioneer Natural Resources Company
— Plains Exploration & Production Company
— Schlumberger Ltd.
— Southwestern Energy Company
— St. Mary Land & Exploration Company
          We also partially measure achievement of performance goals required for vesting of our performance-based Restricted Shares against the Dow Jones U.S. Oil Equipment & Services Index (the “DJ Index”). For more details, see “How Amounts for Compensation Components are Determined—2008 Long-Term Incentives.”
          Data from peer groups play an important role in the process used by the compensation committee to determine the design, components and award levels in our executive pay programs. The compensation committee endeavors to conduct a review of the compensation program, including treatment of each named executive officer, on an annual basis to ensure that our compensation program works as designed and intended and in light of current market conditions. This review by the compensation committee also facilitates discussion among the members of the compensation committee regarding all our compensation and benefit programs.

     Compensation Program Overview
          Following is an overview of the principal components of our compensation program:

Compensation
Program Component	Structure/Rationale	Objectives
Salary
•    Salary for the named executive officers is reviewed and set annually based on market practices observed within the Direct Peer and Broad Energy Peer Groups.

•    Salary levels and adjustments to salary take into account our executives’ responsibilities, individual performance and internal equity within the Company.

•    This component of pay is generally used to attract and retain executives.

•    We generally target salary levels between the 50th and 75th percentile of the Direct Peer and Broad Energy Peer Groups with high performing named executive officers approximating the 75th percentile.

Short-term incentives awarded under the Noble Corporation Short Term Incentive Plan (“STIP”)
•    Given the emphasis we place on performance-based compensation, annual incentive targets are set above the 50th percentile of the Broad Energy Peer Group.

•    This structure allows for a total cash compensation opportunity (base salary, plus short-term incentive awards) at or above the Broad Energy Peer Group 50th percentile commensurate with performance.

•    This program encourages and rewards achievement of annual financial and operational performance and individual goals and objectives.

•    Bonus targets are set annually to correspond generally with the market 75th percentile of the Direct Peer and Broad Energy Peer Groups.

•    The Company targets the total cash compensation opportunity for each named executive officer to be between the 50th and 75th percentile of the Direct Peer and Broad Energy Peer Groups, if the performance of the named executive officer warrants.

•    The compensation committee believes that the named executive officers’ bonuses under the STIP for 2008 are consistent with our objectives.

Long-term incentives awarded under the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended (the “1991 Plan”)
•    Awards are provided to executive officers on the basis of market compensation data as well as the executive officers’ responsibility and ability to influence the management and performance of the Company.

•    Grants and awards of long-term incentives ensure a longer term focus and facilitate share ownership for named executive officers.

•    Our long-term incentives consist of:

-    Performance-vested restricted share awards designed to reward relative total shareholder return versus industry peers,

-    Time-vested restricted share awards that facilitate retention of the named executive officer and a focus on longer term share price appreciation, and

-    Stock option grants that are designed to reward absolute share price appreciation.

•    The compensation committee has the ability to grant additional stock options and time-vested Restricted Shares based on specific situations including new hire, retention and motivation needs.

•    Given the design as described further below, award levels are set to correspond generally with the Direct Peer and Broad Energy Peer Groups’ 75th percentile level.

•    The compensation committee believes that the named executive officers’ awards under the 1991 Plan for 2008 are consistent with our objectives.

Compensation
Program Component	Structure/Rationale	Objectives
Retirement and Other Benefits
•    Our retirement programs provide retirement income benefits to participants. These retirement programs and certain other benefits are discussed in further detail under the caption “Retirement and Other Benefits.”
• The compensation committee believes that these retirement programs and other benefits assist in maintaining a competitive position in attracting and retaining officers and other employees.

Change of Control Employment Agreements
•    We enter into these agreements with our named executive officers and certain other key employees in an effort to attract and retain executive talent and to ensure their actions align with the interests of the Company and its shareholders in the event of a change of control. These agreements are discussed in further detail under the caption “Potential Payments on Termination or Change of Control – Change of Control Employment Agreements.”

•    The compensation committee believes that these agreements assist in maintaining a competitive position in attracting and retaining officers and other key employees and aligning their interests with the interests of the Company and its shareholders in the event of a change of control.

          When targeting a percentile of the Direct Peer Group, the compensation committee benchmarks compensation by (i) ranking our named executive officers in relation to total compensation paid and comparing the named executive officers to individuals in like positions in companies included in the Direct Peer Group and (ii) comparing compensation of the named executive officers to the compensation of individuals in like positions in the companies included in the Direct Peer Group, where sufficient data for such a comparison were available. When targeting a percentile of the Broad Energy Peer Group, the compensation committee benchmarks compensation of the named executive officers to the compensation of individuals in like positions in the companies included in the Broad Energy Peer Group.
     How Amounts for Compensation Components are Determined
          2008 Base Salary. Base salary levels of the named executive officers were determined based on a combination of factors, including our compensation philosophy, market compensation data, competition for key executive talent, the named executive officer’s experience, leadership, prior achievement of specified business objectives and prior contribution to the Company’s success, the Company’s overall annual budget for merit increases and the named executive officer’s individual performance in the prior year. The compensation committee conducts an annual review of the base salaries of named executive officers by taking into account these factors.
          Base salary was increased for Mr. Williams, Ms. Robertson and Mr. Mitchell in February 2008 in connection with the compensation committee’s annual review of base salaries. As in 2007, the compensation committee continued to focus on the heightened competition for executives in the energy market in 2008.
          For the named executive officers serving the Company at December 31, 2008, base salary at that date ranged (i) from 73 percent to 88 percent of the 75th percentile of the like positions in the Broad Energy Peer Group and (ii) from 66 percent to 94 percent of the 75th percentile of the applicable ranks in the Direct Peer Group.
          Effective February 1, 2009, the Board approved 2009 base salaries for our named executive officers as follows: Mr. Williams – $805,000; Ms. Robertson – $477,000; Mr. Mitchell – $446,000; and Mr. Turcotte – $315,000.
          The compensation committee does not necessarily target base salary at any particular percentage of total compensation. Instead, base salary increases for each individual are generally determined by considering the factors set forth above. Base salary levels of named executive officers vary from one another primarily due to the benchmarking of compensation for each named executive officer based on a comparison to individuals in like positions in the Broad Energy Peer Group and the Direct Peer Group and individuals in comparably-ranked positions in the Direct Peer Group.
          2008 Short-Term Incentives and Other Bonus Awards. The STIP gives participants, including the named executive officers, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. To be eligible to receive a STIP award for the 2008 plan year, the participant must have been actively employed on December 31, 2008 and must have continued to be employed through the date on which the STIP award payments were made. The 2008 STIP does not require a minimum period of service to be eligible for consideration of an award.
          Plan award sizes were developed considering market data and internal equity. For each of the named executive officers serving the Company at December 31, 2008, the combination of base salary plus target award exceeded the market 50th percentile of the Direct Peer and Broad Energy Peer Groups.
          The purpose of the STIP is to tie compensation directly to specific business goals and management objectives and individual performance. The Company believes that the performance goals for the 2008 plan year, which were based on safety results, earnings per share, and cash operating margin, were appropriately chosen to focus our named executive officers on performance designed to lead to increased shareholder value.
          The target awards for our named executive officers set forth in the plan range from 55 percent of base salary to 100 percent of base salary, with the latter target award generally set for our Chief Executive Officer. The resulting total STIP awards for the 2008 plan year, which include both the Performance Bonus and Discretionary Bonus described below, could have ranged from zero to 150 percent of base salary for the named executive officer with the highest target award and from zero to 110 percent of base salary for the named executive officer with the lowest target award.
          For each participant, a portion of the total STIP award is based on the achievement of performance goals (“Performance Bonus”) and the remaining portion of the STIP award is available at the discretion of the compensation committee based on merit, individual and team performance and additional selected criteria (“Discretionary Bonus”). The compensation committee sets the performance goals for the Performance Bonus annually.
          Performance Bonus. The Performance Bonus portion of the STIP award is calculated by multiplying one-half of the total target STIP award by a multiplier, which is calculated by measuring actual performance against the performance goals. Corporate personnel, including the named executive officers, have different performance goals from division personnel, but the total applicable multiplier for corporate personnel (as explained below) takes into account division level performance. The performance goals for 2008 for corporate personnel were weighted with respect to three criteria: safety results (25 percent), earnings per share (35 percent) and cash operating margin (40 percent), defined as contract drilling revenues less contract drilling costs, including reimbursables.
          For the 2008 plan year, a combined weighted percentage of goal achievement for corporate employees is calculated by weighting the achievement of the corporate goals described above. The applicable multiplier used to calculate the Performance Bonus is then determined within a range of zero for an achievement of a combined weighted percentage of goal achievement of less than 65 percent and 2.0 for an achievement of a combined weighted percentage of goal achievement of more than 160 percent. The Performance Bonus portion of the STIP award is then determined by taking the applicable multiplier, ranging from zero to 2.0, and multiplying it by one-half of the individual’s total target STIP award.
          For the 2008 plan year, the combined weighted percentage of goal achievement for corporate personnel was calculated by first determining a combined weighted percentage of corporate goal achievement as follows:
(0.25 [safety results] x 1.25 [adjustment factor for performance relative to industry average]) +
(0.35 [earnings per share] x 1.00 [adjustment factor for performance relative to budget]) +
(0.40 [cash operating margin] x (1.00 [adjustment factor for performance relative to budget] + 0.50 [an additional adjustment factor relative to direct peer group performance])
equals
a combined weighted adjustment factor of 1.26 or a combined weighted percentage of corporate goal achievement of 126 percent.

          The compensation committee measures safety results by comparing our total recordable incident rate (TRIR) against the International Association of Drilling Contractors (IADC) average. For 2008, our TRIR of 0.70 was approximately 35% better than the IADC average of 1.07, resulting in an adjustment factor of 1.25 for this performance metric. For any given plan year, the 12-month measurement period for safety results begins on October 1 of the previous year and ends on September 30 of the plan year due to the availability of IADC data.
          The compensation committee measures earnings per share (EPS) and cash operating margin (COM) (defined as contract drilling revenues less contract drilling costs, including reimbursables) performance relative to our annual budget. For 2008, our actual EPS of $5.85 was approximately 102% of the budgeted EPS target of $5.719. For 2008, our actual COM of approximately $2.31 billion was approximately 102% of the budgeted COM target of approximately $2.27 billion Actual EPS and COM were within the range of 96-105% of the budgeted amounts for 2008, resulting in an adjustment factor of 1.00 for each of these performance metrics. Under the STIP, an additional adjustment factor of 0.50 was included for cash operating margin performance in recognition of the Company’s positive performance relative to its peer group.
          The combined weighted adjustment factor of 1.26, or 126 percent, relates solely to performance relative to corporate level goals. The total applicable multiplier for corporate personnel, including the named executive officers, also takes into account division level performance. For 2008, the weighted adjustment factor at the division level was 1.39, or 139 percent. Together, the corporate level performance and the division level performance resulted in a combined adjustment factor of 1.33, or 133 percent, for 2008. Under the STIP, this combined weighted percentage of goal achievement of 133 percent corresponds to an applicable multiplier of 1.50, which resulted in the named executive officers’ being awarded a Performance Bonus equal to 1.50 times their target Performance Bonus. The Performance Bonuses for the 2008 plan year paid to the named executive officers who were eligible to receive a STIP award are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
          Discretionary Bonus. The Discretionary Bonus portion of the STIP award is available at the discretion of the compensation committee and can range from zero to 2.0 times one-half of the individual’s total target STIP award.
          Our current Chief Executive Officer recommended, and the compensation committee approved, Discretionary Bonuses for the 2008 plan year for the named executive officers (other than our Chief Executive Officer) who were eligible to participate in the STIP for the 2008 plan year. The Discretionary Bonus for our current Chief Executive Officer was determined by the compensation committee. The Discretionary Bonuses for the 2008 plan year paid to the named executive officers are included in the Bonus column of the Summary Compensation Table.
          2008 Long-Term Incentives. We think it is important to reward executive officers and key employees with equity compensation, in keeping with our overall compensation philosophy to align executives’ and employees’ interests with the interests of our shareholders. We believe long-term incentives promote sustained shareholder value by encouraging named executive officers to accomplish goals that benefit the Company on both a short-term and long-term basis. We do not target long-term incentive opportunities to be a particular percentage of total compensation. Under the 1991 Plan, the compensation committee granted stock options and awarded performance-vested Restricted Shares and time-vested Restricted Shares in 2008 to individuals (including our named executive officers) who demonstrated superior performance in their current position, as well as the likelihood of high-level performance in the future.
          In 2008, awards of long-term incentives to named executive officers were made so that approximately 20 percent, 40 percent and 40 percent of the total value of all long-term incentives were made in the form of nonqualified stock options, time-vested Restricted Shares and performance-vested Restricted Shares, respectively.
          Stock Options. Each award of nonqualified stock options to our named executive officers in 2008 vests one-third per year over three years commencing one year from the grant date. All options granted have an exercise price equal to the fair market value (average of the high and low sales price) of our shares on the date of grant. Each option expires 10 years after the date of its grant.
          Time-Vested Restricted Shares. Each award of time-vested Restricted Shares to our named executive officers in 2008 vests one-third per year over three years commencing one year from the award date. Prior to vesting, time-vested Restricted Shares may not be sold, transferred or pledged. Holders of time-vested Restricted

Share awards are entitled to receive dividends and distributions on the Restricted Shares they hold at the same rate and in the same manner as the holders of unrestricted shares.
          Performance-Vested Restricted Shares. Performance-vested Restricted Shares vest based on the achievement of specified corporate performance criteria over a three-year performance cycle. The number of performance-vested Restricted Shares awarded to a participant equals the number of shares that would vest if the maximum level of performance for a given performance cycle is achieved. The number of such shares that vests is determined after the end of the applicable performance period. Any performance-vested Restricted Shares that do not vest are forfeited. Prior to vesting, Restricted Shares may not be sold, transferred or pledged. Holders of Restricted Shares are entitled to receive dividends and distributions on the Restricted Shares they hold at the same rate and in the same manner as unrestricted shares.
          In setting the target number of performance-vested Restricted Shares, the compensation committee takes into consideration market data, the award’s impact on total compensation, the performance of the executive during the last completed year, and the potential for further contributions by the executive in the future.
          The compensation committee selected the target award levels in the tables below, which significantly influence total compensation, because it believes that if the Company performs at or above the 75th percentile relative to the companies in the DJ Index and the Direct Peer Group, then our compensation levels should be commensurate with this performance. If the Company performs below this level, our compensation levels should be lower than the 75th percentile. The maximum number of performance-vested Restricted Shares that can be awarded is 150% of the target award level; therefore, target level performance at the 75th percentile equates to approximately two-thirds of the maximum number of performance-vested Restricted Shares awarded.
          The terms of the performance-vested Restricted Shares awarded by the compensation committee in February 2008 for the 2008-2010 performance cycle provide that (a) one-half of the total number of Restricted Shares awarded will vest based on a performance measure of cumulative total shareholder return (TSR) for our shares relative to the companies in the DJ Index and (b) the remaining one-half of the total number of Restricted Shares awarded will vest based on TSR for our shares relative to the companies in the Direct Peer Group.
          To determine the number of performance-vested Restricted Shares awarded for the 2008-2010 performance cycle that will vest,
•	first, the percentile ranking of the TSR for our shares is computed relative to the companies in the DJ Index at the end of the performance cycle;

•	second, the DJ Index percentile ranking is cross-referenced in the table below to determine the percentage of performance-vested Restricted Shares allotted to the DJ Index performance measure that will vest for the 2008-2010 performance cycle;
DJ Index Performance Table

		Percentage of Performance-Vested
TSR for Shares		Maximum Restricted
Relative to the DJ Index		Shares Vesting (1)
90%tile and greater	(maximum)	100.0%
85 %tile		88.7%
80 %tile		78.0%
75 %tile	(target)	66.7%
70 %tile		62.0%
65 %tile		57.3%
60 %tile		52.7%
55 %tile		47.3%
50 %tile		42.7%
45 %tile		38.0%
40 %tile	(threshold)	33.3%
Below 40 %tile		0%

(1)	Values between those listed are interpolated on a straight line basis. Because the vesting of only one-half of the performance-vested Restricted Shares are keyed to the DJ Index, each percentage represents a percentage of one-half of the total number of Restricted Shares awarded for the maximum level of performance for the 2008-2010 performance cycle.

•	third, the percentile ranking of the TSR for our shares is computed relative to the companies in the Direct Peer Group at the end of the performance cycle;

•	fourth, the Direct Peer Group percentile ranking is cross-referenced in the table below to determine the percentage of the performance-vested Restricted Shares allotted to the Direct Peer Group performance measure that will vest for the 2008-2010 performance cycle; and
Direct Peer Group Performance Table

		Percentage of Performance-Vested
TSR for Shares		Maximum Restricted
Relative to the Direct Peer Group		Shares Vesting (1)
100 %tile	(maximum)	100%
87.5 %tile		94.4%
75 %tile	(target)	67.7%
62.5 %tile		54.7%
50 %tile		42.7%
37.5 %tile	(threshold)	28.0%
Below 35 %tile		0%

(1)	Values between those listed are interpolated on a straight line basis. Because the vesting of only one-half of the performance-vested Restricted Shares are keyed to the DJ Index, each percentage represents a percentage of one-half of the total number of Restricted Shares awarded for the maximum level of performance for the 2008-2010 performance cycle.

•	finally, the total number of performance-vested Restricted Shares awarded that will vest at the end of the performance cycle is equal to the sum of (i) the number of shares calculated by evaluating performance relative to the DJ Index (in the second bullet point above) and (ii) the number of shares calculated by evaluating performance relative to the Direct Peer Group (in the fourth bullet point above). If less than five of the original companies comprise the Direct Peer Group at the end of the performance cycle, the total number of Restricted Shares awarded that will vest is calculated by only using the first and second bullet points above (using the DJ Index only).
          The performance-vested Restricted Shares awarded by the compensation committee in April 2005 for the 2005-2007 performance cycle vested effective February 7, 2008. Performance-vested Restricted Shares for the 2005-2007 performance cycle vested based solely on the performance measure of TSR for our shares relative to the companies in the DJ Index. At the end of the performance period, the percentile ranking of the TSR for our shares relative to the companies in the DJ Index was in the 64th percentile, which corresponded to the vesting of 56.5 percent of the outstanding performance-vested Restricted Shares awarded for the 2005-2007 performance cycle. The total number of performance-vested Restricted Shares that vested for those named executive officers who received an award for the 2005-2007 performance cycle were as follows: Ms. Robertson – 15,586 shares and Mr. Campbell – 8,809 shares.
          Our Chief Executive Officer recommends the total value of the long-term incentive awards to the compensation committee for all positions other than his own. The total value of the awards is developed considering our objectives for this component of total compensation relative to the pay of the companies in the Direct Peer and Broad Energy Peer Groups and is set to correspond with the Direct Peer and Broad Energy Peer Group’s 75th percentile. The compensation committee determines the total award value of the long-term incentive awards for our Chief Executive Officer.
          In applying the methodology above, the compensation committee has the discretion to adjust option grants and Restricted Share awards based on considerations of internal equity and individual performance during the prior year.

          In 2008, the Black-Scholes option pricing model was used at the time of the grant of nonqualified stock options to named executive officers to calculate the number of options whose value approximated 20 percent of the total value of the long-term incentive awards assigned to a named executive officer. For time-vested Restricted Shares awards awarded in 2008, the market price of our shares at the time of award was used to calculate the number of time-vested Restricted Shares whose value approximated 40 percent of the total value of the long-term incentive awards assigned to a named executive officer. For performance-vested Restricted Shares awards awarded in 2008, the market price of our shares at the time of award, the difficulty in achieving the performance targets and the accounting valuation of the award were used to calculate the number of performance-vested Restricted Shares whose value approximated 40 percent of the total value of the long-term incentive awards assigned to a named executive officer.
          In connection with our recent transaction that resulted in Noble Corporation, a Swiss company, becoming the parent entity of the Noble group of companies, all stock options and Restricted Shares previously awarded by the Cayman Islands company were automatically converted into an equivalent number of stock options and Restricted Shares in the Swiss company.
     Compensation Paid to Interim Chief Executive Officer
          William A. Sears served as Chairman of the Board, Chief Executive Officer and President of the Company on an interim basis from September 20, 2007 to January 2, 2008. During his term as an officer of the Company, Mr. Sears received an annual base salary at the rate of $850,000. Mr. Sears’ base salary was set to correspond with the Direct Peer and Broad Energy Peer Group’s 75th percentile because of his background and considerable industry experience. During his term of office, Mr. Sears did not participate in any of our retirement programs or other employee benefit programs.
          In connection with the appointment of Mr. Sears to his offices with the Company, our Board set his 2007 STIP target award level at 100 percent, which was the same target award level as our prior Chief Executive Officer. When the 2007 STIP award payments were made on February 27, 2008, Mr. Sears was no longer an employee and therefore was not eligible under the terms of the 2007 STIP to receive a bonus payment thereunder. Our Board awarded a discretionary bonus to Mr. Sears of $407,767, which represents the amount that Mr. Sears would have been awarded under the 2007 STIP had he continued to be employed through February 27, 2008. The discretionary bonus was awarded to Mr. Sears in recognition of his service to the Company as interim Chairman of the Board, Chief Executive Officer and President and his contributions during such term of office towards the identification of his successor.
          In connection with Mr. Sears’ appointment, the compensation committee on October 25, 2007 authorized and approved an award under the 1991 Plan of 23,081 time-vested Restricted Shares, a portion of which (6,060 shares) was awarded in recognition of shares that he would have otherwise received on the same date under the Second Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors (the “1992 Plan”) had he been a non-employee director on October 25, 2007. In determining the 17,021 time-vested Restricted Shares (23,081 total time-vested Restricted Shares less 6,060 time vested Restricted Shares) awarded to Mr. Sears, the compensation committee consulted with the compensation consultant, which provided market information for interim officers with backgrounds and experience comparable to that of Mr. Sears. The 23,081 time-vested Restricted Shares were later forfeited in accordance with the terms of the award upon the resignation of Mr. Sears as an officer of the Company on January 2, 2008. On February 8, 2008, our Board awarded 6,060 unrestricted Shares to Mr. Sears under the 1992 Plan in recognition of the 6,060 shares that would have been awarded to Mr. Sears on October 25, 2007 had he chosen not to serve the Company as interim Chairman of the Board, Chief Executive Officer and President and continued to serve as a non-employee director. Also on February 8, 2008, upon the recommendation of the compensation committee, our Board authorized and approved a payment to Mr. Sears of $85,480. The compensation committee determined to recommend this payment in recognition of Mr. Sears’ service as interim Chairman of the Board, Chief Executive Officer and President of the Company from September 20, 2007 to January 2, 2008 (“Mr. Sears’ period of service”) and the forfeiture of 17,021 time-vested Restricted Shares. The $85,480 amount represented the dollar value of the 17,021 time-vested Restricted Shares awarded on October 25, 2007 (and forfeited on January 2, 2008) prorated over Mr. Sears’ period of service. Mr. Sears subsequently requested that the Company reconsider the compensation committee’s recommendation of payment of $85,480 and that our Board authorize and approve a payment that represented the current market value of 17,201 shares. The compensation committee determined not to recommend an additional payment.

     Retirement and Other Benefits
          We offer retirement programs that are intended to supplement the personal savings and social security for covered officers and other employees. The programs include the Noble Drilling Corporation 401(k) Savings Plan, the Noble Drilling Corporation 401(k) Savings Restoration Plan, the Noble Drilling Corporation Salaried Employees’ Retirement Plan, the Noble Drilling Corporation Retirement Restoration Plan, and the Noble Drilling Corporation Profit Sharing Plan. The Company believes that these retirement programs assist the Company in maintaining a competitive position in attracting and retaining officers and other employees.
          401(k) Savings Plan and 401(k) Savings Restoration Plan. We adopted the Noble Drilling Corporation 401(k) Savings Plan to enable U.S. employees, including the named executive officers, to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) plan allows eligible employees to elect to contribute from one percent to 50 percent of their basic compensation, which is generally the employee’s base pay, to the plan. Employee contributions are matched in cash or shares by us at the rate of $0.70 per $1.00 employee contribution for the first six percent of the employee’s basic compensation. After the employee has completed five years of continuous service as determined under the 401(k) plan, employee contributions are matched in cash or shares by us at the rate of $1.00 per $1.00 employee contribution for the first six percent of the employee’s basic compensation. Vesting in an employee’s employer matching contribution account is based on the employee’s years of service with the Company and its affiliates. The amount credited to an employee’s employer matching contribution account becomes fully vested upon completion of three years of service by the employee. However, regardless of the number of years of service, an employee is fully vested in his employer matching contribution account if the employee retires at age 65 or later or the employee’s employment is terminated due to death or disability.
          The Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan are unfunded, nonqualified employee benefit plans under which certain highly compensated employees of the Company and its subsidiaries may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Corporation 401(k) Savings Plan. These nonqualified plans are discussed in further detail below in this Executive Compensation section following the table captioned “Nonqualified Deferred Compensation.”
          Profit Sharing Plan. The Noble Drilling Corporation Profit Sharing Plan is a qualified defined contribution plan. This plan excludes as participants any employee hired prior to August 1, 2004 or any employee who participates in the Noble Drilling Corporation Salaried Employees’ Retirement Plan (in which participation was discontinued effective July 31, 2004 for persons commencing employment after that date). Each year we may elect to make a discretionary contribution to the plan. Any such contribution would be an amount determined and authorized for the plan year by our Board and the board of directors of Noble Drilling Corporation, a Delaware corporation wholly-owned by direct and indirect subsidiaries of the Company. The total plan contribution, if any, is allocated to each participant in the plan based on such employee’s basic compensation, which is generally the employee’s base pay, in proportion to the total basic compensation of all participants in the plan. For the 2008 plan year, each participant was allocated a contribution equal to three percent of his or her basic compensation. Vesting in an employee’s profit sharing account is based on the employee’s years of service with the Company and its affiliates. The amount credited to an employee’s profit sharing account becomes fully vested upon completion of three years of service by the employee. However, regardless of the number of years of service, an employee is fully vested in his employer matching contribution account if the employee retires at age 65 or later or the employee’s employment is terminated due to death or disability.
          Salaried Employees’ Retirement Plan and Retirement Restoration Plan. Participation in the Noble Drilling Corporation Salaried Employees’ Retirement Plan (and the related unfunded, nonqualified Noble Drilling Corporation Retirement Restoration Plan) remains in effect for all participants hired before July 31, 2004. In general, our U.S. salaried employees, including the named executive officers who are participants, are provided with income for their retirement through the Noble Drilling Corporation Salaried Employees’ Retirement Plan, a qualified defined benefit pension plan, in which benefits are determined by years of service and average monthly compensation. Compensation in excess of the annual compensation limit as defined by the Internal Revenue Service for a given year is considered in the Noble Drilling Corporation Retirement Restoration Plan. Because the benefits under these plans increase with an employee’s period of service, we believe these plans encourage participants to make long-term commitments to the Company. The Noble Drilling Corporation Salaried Employees’ Retirement

Plan and Noble Drilling Corporation Retirement Restoration Plan are discussed in further detail below in this Executive Compensation section following the table captioned “Pension Benefits.”
          Other Benefits. The Company provides named executive officers with perquisites and other personal benefits that the Company and the compensation committee believe are reasonable and consistent with its overall compensation program. Attributed costs of perquisites for the named executive officers for the year ended December 31, 2008 are included in the All Other Compensation column of the Summary Compensation Table.
          The Company provides healthcare, life and disability insurance, and other employee benefit programs to its employees, including its named executive officers, which the Company believes assists in maintaining a competitive position in terms of attracting and retaining officers and other employees. These employee benefits plans are provided on a non-discriminatory basis to all employees.
          Separation Arrangements
          In connection with his retirement from the Company, we entered into a separation agreement with Mr. Campbell, under which he received certain benefits that we consider consistent with industry and market practice. These benefits are discussed in further detail under “Separation Agreement and Release.”
          Stock Ownership Guidelines
          We encourage all our executives to align their interests with our shareholders by making a personal investment in our shares. The Company’s minimum ownership guidelines for our executives are set forth below. The named executive officers participate in pay grade levels 33 through 37. We expect that each of our executives will meet these minimum guidelines within five years of when the guidelines first apply to the executive.

Ownership Guidelines
Pay Grade Level	(Multiple of Base Salary)
Pay Grade 37	5.0 times
Pay Grades 34 through 36	4.0 times
Pay Grades 31 through 33	3.5 times
Pay Grades 28 through 30	2.5 times
Pay Grade 27	2.0 times
Pay Grade 26	1.5 times
     Determination of Timing of Equity-Based Awards
          The Company’s practice historically has been to award Restricted Shares and grant options to new executives contemporaneously with their hire date and to current executives at regularly-scheduled quarterly meetings of the compensation committee following the public release of the immediately preceding quarter’s financial results and any other material nonpublic information.
     Change of Control Arrangements
          The named executive officers serving at December 31, 2008 are parties to change of control employment agreements which we have offered to certain senior executives since 1998. These agreements become effective only upon a change of control (within the meaning set forth in the agreement). If a defined change of control occurs and the employment of the named executive officer is terminated either by us (for reasons other than death, disability or cause) or by the officer (for good reason or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control), which requirements can be referred to as a “double trigger”, the executive officer will receive payments and benefits set forth in the agreement. The terms of the agreements are summarized in this proxy statement under the caption “Potential Payments on Termination or Change of Control – Change of Control Employment Agreements.” We believe a “double trigger” requirement, rather than a “single trigger” requirement (which would be satisfied simply if a change of control occurs), maximizes shareholder value because it prevents an unintended windfall to the named executive officers in the event of a friendly (non-hostile) change of control.

          In connection with the change of the place of incorporation of the parent holding company of the Noble group of companies from the Cayman Islands to Switzerland, we entered into new change of control employment agreements with each of our named executive officers effective March 27, 2009. These amended and restated agreements revise the definition of “change of control” such that a reincorporation transaction does not constitute a “change of control.”
     Impact of Accounting and Tax Treatments of Compensation
          In recent years the compensation committee has increased the proportion of annual long-term incentive compensation to our named executive officers represented in the form of Restricted Shares as compared to nonqualified stock options. This compensation committee action reflects, among other things, the changes in accounting standards modifying the accounting treatment of nonqualified stock options.
          Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the tax deductibility to public companies for compensation in excess of $1 million per person per year, unless such compensation meets certain specific requirements. The compensation committee intends to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company’s success and result in a gain to the Company that would outweigh the limited negative tax effect.
          Conclusion
          We believe our overall compensation package’s components and levels are appropriate for our industry and provide a direct link to enhancing shareholder value, achieving our business strategy and advancing the core principles of our compensation philosophy and objectives to ensure the long-term success of the Company. We will continue to monitor current trends and issues in our industry and will modify our programs where and when appropriate.
          The following compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure herein or in the Annual Report on Form 10-K for the year ended December 31, 2008, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Compensation Committee Report
To the Shareholders of Noble Corporation:
          The Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Marc E. Leland, Chair
Julie H. Edwards
Jack E. Little

          The following table sets forth the compensation of the person who served as our Chief Executive Officer during 2008, the person who served as our Chief Financial Officer during 2008, and the other executive officers of the Company who we have determined are our named executive officers pursuant to the applicable rules of the SEC (collectively, the “named executive officers”).
Summary Compensation Table

								Change in
								Pension Value
								and Non-
							Non-Equity	Qualified
							Incentive	Deferred
							Plan	Compen-
Name and Principal					Stock	Option	Compen-	sation	All Other
Position	Year	Salary	Bonus (1)		Awards (2)	Awards (2)	sation (1)	Earnings (3)	Compensation		Total
David W. Williams	2008	$765,001	$650,000		$3,047,243	$656,883	$573,750	$124,770	$33,141	(4)	$5,850,788
Chairman, President and Chief Executive Officer, and former Senior Vice President and Chief Operating Officer (4)	2007	$489,583	$375,000		$1,589,245	$394,841	$262,500	—	$24,756		$3,135,925

Julie J. Robertson	2008	$452,500	$284,062		$1,405,058	$344,987	$255,938	$383,994	$22,749	(5)	$3,149,288
Executive Vice President and Corporate Secretary	2007	$422,917	$468,750	(5)	$962,091	$314,976	$223,125	$165,017	$20,471		$2,577,347
	2006	$397,083	$297,500		$675,418	$248,218	$262,500	$154,292	$18,896		$2,053,907

Thomas L. Mitchell	2008	$422,916	$260,938		$1,844,606	$434,664	$239,063	—	$29,530	(6)	$3,231,718
Senior Vice President, Chief Financial Officer, Treasurer and Controller (6)	2007	$400,000	$240,000		$1,305,691	$336,446	$210,000	—	$33,094		$2,525,231
	2006	$62,885	$100,000	(6)	$143,903	$40,106	—	—	$4,824		$351,718

William E. Turcotte	2008	$13,125	$100,000	(7)	$10,463	—	—	—	$1,302	(7)	$124,890
Senior Vice President and General Counsel (7)

Robert D. Campbell	2008	$139,053	—		$247,089	$141,562	—	— (8)	$309,921	(8)	$837,625
Former Senior Vice President and General Counsel (8)	2007	$313,750	$128,725		$410,450	$131,238	$121,275	$51,910	$18,137		$1,175,485
	2006	$299,167	$155,625		$374,623	$104,421	$144,375	$88,493	$13,238		$1,179,942

William A. Sears	2008	$11,034	—		$163,109	—	—	—	$2,320	(9)	$176,463
Former Chairman of the Board, Chief Executive Officer and President (9)	2007	$234,159	$407,767	(9)	$224,443	—	—	—	$25,312		$891,681

(1)	Except as otherwise noted, the amounts disclosed in the Bonus column represent Discretionary Bonuses awarded under the applicable STIP. The cash Performance Bonuses awarded under the STIP are disclosed in the Non-Equity Incentive Plan Compensation column.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year in accordance with SFAS No. 123R, excluding estimates of forfeitures related to service-based vesting conditions. A description of the assumptions made in our valuation of restricted shares and stock option awards is set forth in Note 6 to our audited consolidated financial statements in the 2008 Form 10-K. Effective February 7, 2008, the following performance-vested Restricted Shares for the 2005-2007 performance cycle did not vest and were forfeited based on the performance measures for these awards: Ms. Robertson - 12,014; and Mr. Campbell — 6,791. As a result of Mr. Campbell’s retirement on May 13, 2008, the performance-vested Restricted Shares awarded to him for the 2006-2008, 2007-2009 and 2008-2010 performance cycles were reduced resulting in the forfeiture of 31,837 shares.

(3)	The amounts in this column represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Noble Drilling Corporation Salaried Employees’ Retirement Plan and the Noble Drilling Corporation Retirement Restoration Plan for the year.

(4)	On January 2, 2008, Mr. Williams was appointed as Chairman of the Board, Chief Executive Officer and President of the Company. Compensation amounts for the full year are reflected in this Summary Compensation Table, including the portion of 2007 prior to April 25, 2007, which is the date that Mr. Williams became an executive officer of the Company. For 2008, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, premiums paid by the Company for business travel AD&D insurance and life insurance and personal use of the Company aircraft by Mr. Williams’ spouse while accompanying Mr. Williams on a single, domestic, round-trip flight.

(5)	For 2007, the amount in Bonus includes a discretionary cash bonus of $150,000 awarded to Ms. Robertson on October 25, 2007. This bonus was not awarded under the STIP. For 2008, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, and premiums paid by the Company for business travel AD&D insurance and life insurance.

(6)	Mr. Mitchell joined the Company as Senior Vice President, Chief Financial Officer, Treasurer and Controller effective November 6, 2006. For 2006, the amount in Bonus consists of a discretionary cash bonus awarded by the compensation committee. This bonus was not awarded under the STIP. For 2008, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, premiums paid by the Company for business travel AD&D insurance and life insurance and a Company contribution pursuant to the Noble Drilling Corporation Profit Sharing Plan.

(7)	Mr. Turcotte joined the Company as Senior Vice President and General Counsel on December 16, 2008. The amount in Bonus includes a discretionary bonus of $100,000 awarded to Mr. Turcotte in connection with his hiring. This bonus was not awarded under the STIP. For 2008, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, premiums paid by the Company for business travel AD&D insurance and life insurance and a Company contribution pursuant to the Noble Drilling Corporation Profit Sharing Plan.

(8)	Mr. Campbell retired from the Company on May 13, 2008. For 2008, the Change in Pension Value and Non-Qualified Deferred Compensation Earnings was $(345,742). For 2008, the amount in All Other Compensation includes a severance payment of $300,000, Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, and premiums paid by the Company for business travel AD&D insurance and life insurance.

(9)	Mr. Sears served as Chairman of the Board, Chief Executive Officer and President of the Company on an interim basis from September 20, 2007 to January 2, 2008. The compensation amounts for services performed by Mr. Sears as an officer of the Company from September 20, 2007 until his retirement from the Company on May 1, 2008 are reflected in this Summary Compensation Table. For 2007, the amount in Bonus includes a discretionary cash bonus of $407,767 awarded to Mr. Sears on February 8, 2008, which represents the amount that Mr. Sears would have been awarded under the 2007 STIP had he continued to be employed through the date on which the 2007 STIP award payments were made For 2008, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, and premiums paid by the Company for business travel AD&D insurance and life insurance.

          The following table sets forth certain information about grants of plan-based awards during the year ended December 31, 2008 to each of the named executive officers.
Grants of Plan – Based Awards

								All
								Other	All Other
								Stock	Option
		Estimated Possible Payouts						Awards:	Awards:	Exercise
		Under Non-Equity Incentive			Estimated Future Payouts Under			Number	Number of	or Base	Grant Date
		Plan Awards (1)			Equity Incentive			of shares	Securities	Price of	Fair Value
				Maxi-	Plan Awards (2)			of Stock	Underlying	Option	of Stock
	Grant	Thresh	Target	mum	Thresh	Target	Maxi-	or Units	Options	Awards	and Option
Name	Date	-old ($)	($)	($)	-old (#)	(#)	mum (#)	(#) (3)	(#) (4)	($/Sh) (4)	Awards (5)
David W. Williams	February 7	—	—	—	0	71,054	106,581	—	—	—	$2,585,655
	February 7	—	—	—	—	—	—	47,289	—	—	$2,076,933
	February 7	—	—	—	—	—	—	—	51,426	$43.01	$822,816
	—	$0	$382,500	$765,000	—	—	—	—	—	—	—

Julie J. Robertson	February 7	—	—	—	0	30,001	45,001	—	—	—	$1,091,724
	February 7	—	—	—	—	—	—	19,966	—	—	$876,907
	February 7	—	—	—	—	—	—	—	21,713	$43.01	$347,408
	—	$0	$170,625	$341,250	—	—	—	—	—	—	—

Thomas L. Mitchell	February 7	—	—	—	0	25,264	37,895	—	—	—	$919,333
	February 7	—	—	—	—	—	—	16,814	—	—	$738,471
	February 7	—	—	—	—	—	—	—	18,285	$43.01	$292,560
	—	$0	$159,375	$318,750	—	—	—	—	—	—	—

William E. Turcotte	December 16	—	—	—	—	—	—	30,000	—	—	$763,800

Robert D. Campbell.	February 7	—	—	—	0	11,053	16,579	—	—	—	$44,687
	February 7	—	—	—	—	—	—	7,356	—	—	$0
	February 7	—	—	—	—	—	—	—	8,000	$43.01	$0

William A. Sears	—	—	—	—	—	—	—	—	—	—	—

(1)	Represents the dollar value of the applicable range (threshold, target and maximum amounts) of Performance Bonuses awarded under the 2008 STIP. The amounts of the Performance Bonus awards made to the named executive officers under the 2008 STIP are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents performance-vested Restricted Shares awarded during the year ended December 31, 2008 under the 1991 Plan.

(3)	Represents time-vested Restricted Shares awarded during the year ended December 31, 2008 under the 1991 Plan.

(4)	Represents nonqualified stock options granted during the year ended December 31, 2008 under the 1991 Plan. The exercise price for these nonqualified stock options of $43.01 represents the fair market value per share on the date of grant as specified in the 1991 Plan (average of the high and low prices of the shares). This exercise price is less than the closing market price on the date of grant, February 7, 2008, of $43.92.

(5)	Represents the aggregate grant date fair value of the award computed in accordance with SFAS No. 123R.
          For a description of the material terms of the awards reported in the Grants of Plan-Based Awards table, including performance-based conditions and vesting schedules applicable to such awards, see “Compensation Discussion and Analysis – How Amounts for Compensation Components are Determined.”

          The following table sets forth certain information about outstanding equity awards at December 31, 2008 held by the named executive officers.
Outstanding Equity Awards at Fiscal Year-End

							Stock Awards
										Equity		Equity
										Incentive		Incentive Plan
									Market	Plan		Awards:
									Value of	Awards:		Market or
	Option Awards (1)						Number of		Shares or	Number of		Payout Value
	Number of		Number of				Shares or		Units of	Unearned		of Unearned
	Securities		Securities				Units of		Stock	Shares, Units		Shares, Units
	Underlying		Underlying				Stock That		That	or Other		or Other
	Unexercised		Unexercised		Option		Have Not		Have Not	Rights That		Rights That
	Options (#)		Options (#)		Exercise	Option Expiration	Vested (#)		Vested ($)	Have Not		Have Not
Name	Exercisable		Unexercisable		Price ($)	Date	(2)		(3)	Vested (#) (4)		Vested ($) (3)
David W. Williams	—		51,426	(5)	$43.01	February 7, 2018	94,035	(6)	$2,077,233	123,820	(7)	$2,735,184
	9,153		18,307	(8)	$35.79	February 13, 2017	—		—	—		—
	66,666		33,334	(9)	$31.505	September 20, 2016	—		—	—		—

Julie J. Robertson	—		21,713	(10)	$43.010	February 7, 2018	34,878	(11)	$770,455	87,829	(12)	$1,940,143
	7,628		15,256	(13)	$35.79	February 13, 2017	—		—	—		—
	15,834		7,918	(14)	$37.925	February 2, 2016	—		—	—		—
	34,000		—		$26.46	April 27, 2015	—		—	—		—
	17,996		—		$18.78	April 20, 2014	—		—	—		—
	150,000		—		$15.60	July 25, 2012	—		—	—		—
	100,000		—		$15.55	July 26, 2011	—		—	—		—
	100,000		—		$21.205	October 26, 2010	—		—	—		—
	90,000		—		$10.72	October 28, 2009	—		—	—		—

William E. Turcotte	—		—		—	—	30,000	(15)	$662,700	—		—

Thomas L. Mitchell	—		18,285	(16)	$43.010	February 7, 2018	52,423	(17)	$1,158,024	60,802	(18)	$1,343,116
	6,102		12,204	(19)	$35.79	February 13, 2017	—		—	—		—
	53,333		26,667	(20)	$35.495	November 6, 2016	—		—	—		—

Robert D. Campbell	9,916		—		$35.79	May 13, 2013	—		—	12,546	(21)	$277,141
	4,186		—		$37.925	May 13, 2013	—		—	—		—
	6,200		—		$26.46	May 13, 2013	—		—	—		—

William A. Sears	4,000	(22)	—		$41.25	April 28, 2016	—		—	—		—
	4,000	(22)	—		$26.62	April 29, 2015	—		—	—		—
	15,000	(22)	—		$18.93	April 23, 2014	—		—	—		—
	15,000	(22)	—		$16.055	April 25, 2013	—		—	—		—
	15,000	(22)	—		$21.34	April 26, 2012	—		—	—		—
	10,000	(22)	—		$23.845	April 27, 2011	—		—	—		—
	7,000	(22)	—		$18.360	April 28, 2010	—		—	—		—
	7,000	(22)	—		$8.913	April 24, 2009	—		—	—		—

(1)	For each named executive officer (except Mr. Sears), represents nonqualified stock options granted under the 1991 Plan. For Mr. Sears, represents nonqualified stock options granted under the 1992 Plan.

(2)	Except as otherwise noted, the numbers in this column represent time-vested Restricted Shares awarded under the 1991 Plan.

(3)	The market value was computed by multiplying the closing market price of the shares at December 31, 2008 ($22.09) by the number of shares that have not vested.

(4)	The numbers in this column represent performance-vested Restricted Shares and are calculated based on the assumption that the applicable target performance goal is achieved.

(5)	One-third of the options granted became exercisable on February 7, 2009. An additional one-third of the options become exercisable on each of February 7, 2010 and February 7, 2011.

(6)	Of these shares, 15,763 vested on February 7, 2009; 6,706 shares vested on February 13, 2009; 33,334 shares will vest on September 20, 2009; 15,763 shares will vest on February 7, 2010; 6,706 shares will vest on February 13, 2010; and 15,763 shares will vest on February 7, 2011.

(7)	Includes 71,054 and 52,766 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2008-2010 performance cycle and the 2007-2009 performance cycle, respectively.

(8)	One-third of the options granted became exercisable on February 13, 2008. An additional one-third of the options become exercisable on each of February 13, 2009 and February 13, 2010.

(9)	One-third of the options granted became exercisable on September 20, 2007 and September 20, 2008. An additional one-third become exercisable on September 20, 2009.

(10)	One-third of the options granted became exercisable on February 7, 2009. An additional one-third of the options become exercisable on each of February 7, 2010 and February 7, 2011.

(11)	Of these shares, 3,736 vested on February 2, 2009; 6,655 vested on February 7, 2009; 5,588 vested on February 13, 2009; 6,655 will vest on February 7, 2010; 5,588 will vest on February 13, 2010; and 6,656 will vest on February 7, 2011.

(12)	Includes 30,001 and 43,972 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2008-2010 performance cycle and the 2007-2009 performance cycle, respectively. Also includes 3,856 performance-vested Restricted Shares for the 2006-2008 performance cycle of which, effective January 30, 2009, 10,291 shares vested and the remaining shares were forfeited.

(13)	One-third of the options granted became exercisable on each of February 13, 2008 and February 13, 2009. An additional one-third of the options become exercisable on February 13, 2010.

(14)	One-third of the options granted became exercisable on each of February 2, 2007, February 2, 2008 and February 2, 2009.

(15)	Of these shares, 10,000 will vest on December 16, 2009; 10,000 will vest on December 16, 2010; and 10,000 will vest on December 16, 2011.

(16)	One-third of the options granted became exercisable on each of February 7, 2009 and February 13, 2009. An additional one-third of the options become exercisable on February 13, 2010.

(17)	Of these shares 5,604 shares vested on February 7, 2009; 4,471 shares vested on February 13, 2009; 26,667 shares will vest on November 6, 2009; 5,605 shares will vest on February 7, 2010; 4,471 shares will vest on February 13, 2010; and 5,605 shares will vest on February 7, 2011.

(18)	Consists of 25,624 and 35,178 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2008-2010 performance cycle and the 2007-2009 performance cycle, respectively.

(19)	One-third of the options granted became exercisable on each of February 13, 2008 and February 13, 2009. An additional one-third of the options become exercisable on February 13, 2010.

(20)	One-third of the options granted became exercisable on each of November 6, 2007 and November 6, 2008. An additional one-third of the options become exercisable on November 6, 2009.

(21)	Includes 1,228 and 8,469 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2008-2010 performance cycle and the 2007-2009 performance cycle, respectively. Also includes 2,849 performance-vested Restricted Shares for the 2006-2008 performance cycle of which, effective January 30, 2009, 2,116 shares vested and the remaining shares were forfeited.

(22)	Exercisable options granted under the 1992 plan.

          The following table sets forth certain information about the amounts received upon the exercise of options or the vesting of Restricted Shares during the year ended December 31, 2008 for each of the named executive officers on an aggregated basis.
Option Exercises and Stock Vested

	Option Awards (1)		Stock Awards (1)
	Number of Shares		Number of
	Acquired on	Value Realized on	Shares Acquired	Value Realized on
Name	Exercise (#)	Exercise ($)(2)	on Vesting (#)	Vesting ($)(3)
David W. Williams	—	—	40,039	$1,884,874.34	(4)

Julie J. Robertson	130,000	$5,609,397	30,910	$1,480,023.96	(5)

Thomas L. Mitchell	—	—	31,137	$969,992.94	(6)

William E. Turcotte	—	—	—	—

Robert D. Campbell	—	—	15,618	$750,708.85	(7)

William A. Sears	20,000	$537,500	8,002	$456,166.77	(8)

(1)	Represents non-qualified stock option grants and Restricted Share awards under the 1991 Plan for each named executive officer, except for the amounts reported under the Stock Awards column for William A. Sears, which represent shares acquired upon the vesting of restricted shares issued under the 1992 Plan.

(2)	The value is based on the difference in the market price of the shares at the time of exercise and the exercise price of the options.

(3)	The value is based on the closing market price of the shares on the vesting date multiplied by the aggregate number of shares that vested on such date.

(4)	Of these shares, 6,706 shares vested on February 13, 2008, with a value of $322,223 (based on a closing market price per share of $48.05 on that date); and 33,333 shares vested on September 20, 2008, with a value of $1,562,651 (based on a closing market price per share of $46.88 on that date).

(5)	Of these shares, 3,736 shares vested on February 2, 2008, with a value of $169,203 (based on a closing market price per share of $45.29 on that date); 5,388 shares vested on February 13, 2008, with a value of $268,503 (based on a closing market price per share of $48.05 on that date); 15,586 shares vested on February 7, 2008, with a value of $684,537 (based on a closing market price per share of $43.92 on that date); and 6,000 shares vested on April 27, 2008, with a value of $357,780 (based on a closing market price per share of $59.63 on that date).

(6)	Of these shares, 4,470 shares vested on February 13, 2008, with a value of $214,784 (based on a closing market price per share of $48.05 on that date); and 26,667 shares vested on November 6, 2008, with a value of $755,209 (based on a closing market price per share of $28.32 on that date).

(7)	Of these shares, 988 shares vested on February 2, 2008, with a value of $44,747 (based on a closing market price per share of $45.29 on that date); 2,421 shares vested on February 13, 2008, with a value of $116,329 (based on a closing market price per share of $48.05 on that date); 8,809 shares vested on February 7, 2008, with a value of $386,891 (based on a closing market price per share of $43.92 on that date); and 3,400 shares vested on April 27, 2008, with a value of $202,742 (based on a closing market price per share of $59.63 on that date).

(8)	Of these shares, 2,668 shares vested on April 29, 2008, with a value of $150,555 (based on a closing market price per share of $56.43 on that date); 2,667 shares vested on April 28, 2008, with a value of $155,513 (based on a closing market price per share of $58.31 on that date); and 2,667 shares vested on April 30, 2008, with a value of $150,099 (based on a closing market price per share of $56.28 on that date).
          The following table sets forth certain information about retirement payments and benefits under Noble Drilling Corporation defined benefit plans for each of the named executive officers.
Pension Benefits

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service (#)	Benefit ($)	Fiscal Year
Name	Plan Name	(1)	(1)(2)	($)
David W. Williams	Salaried Employees’ Retirement Plan	2.282	$ 29,790	—
	Retirement Restoration Plan	2.282	$ 94,980	—

Julie J. Robertson	Salaried Employees’ Retirement Plan	20.000	$297,925	—
	Retirement Restoration Plan	20.000	$933,483	—

Thomas L. Mitchell (3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—

William E. Turcotte (3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—

Robert D. Campbell	Salaried Employees’ Retirement Plan	9.366	$109,453	$4,475
	Retirement Restoration Plan	9.366	$138,974	$132,343

William A. Sears (3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—

(1)	Computed as of December 31, 2008, which is the same pension plan measurement date used for financial statement reporting purposes for our audited consolidated financial statements and notes thereto included in the 2008 Form 10-K.

(2)	For purposes of calculating the amounts in this column, retirement age was assumed to be the normal retirement age of 65, as defined in the Noble Drilling Corporation Salaried Employees’ Retirement Plan. A description of the valuation method and all material assumptions applied in quantifying the present value of accumulated benefit is set forth in Note 9 to our audited consolidated financial statements in the 2008 Form 10-K.

(3)	Not a participant in the Noble Drilling Corporation Salaried Employees’ Retirement Plan or the Noble Drilling Corporation Retirement Restoration Plan during 2008.
          Under the Noble Drilling Corporation Salaried Employees’ Retirement Plan, the normal retirement date is the date that the participant attains the age of 65. The plan covers salaried employees, but excludes certain categories of salaried employees including any employees hired after July 31, 2004. A participant’s date of hire is the date such participant first performs an hour of service for the Company or its subsidiaries, regardless of any subsequent periods of employment or periods of separation from employment with the Company or its subsidiaries. David W. Williams was employed by a subsidiary of the Company from May to December 1994. Under the plan, Mr. Williams became a participant of the plan effective January 1, 2008, upon completion of a requisite period of employment.

          A participant who is employed by the Company or any of its affiliated companies on or after his or her normal retirement date (the date that the participant attains the age of 65) is eligible for a normal retirement pension upon the earlier of his or her required beginning date or the date of termination of his or her employment for any reason other than death or transfer to the employment of another of the Company’s affiliated companies. Required beginning date is defined in the plan generally to mean the April 1 of the calendar year following the later of the calendar year in which a participant attains the age of 70 1/2 years or the calendar year in which the participant commences a period of severance, which (with certain exceptions) commences with the date a participant ceases to be employed by the Company or any of its affiliated companies for reasons of retirement, death, being discharged, or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason.
          The normal retirement pension accrued under the plan is in the form of an annuity which provides for a payment of a level monthly retirement income to the participant for life, and in the event the participant dies prior to receiving 120 monthly payments, the same monthly amount will continue to be paid to the participant’s designated beneficiary until the total number of monthly payments equals 120. Participants may elect to receive, in lieu of one of the other optional forms of payment provided in the plan, each such option being the actuarial equivalent of the normal form. These optional forms of payment include a single lump-sum (if the present value of the participant’s vested accrued benefit under the plan does not exceed $10,000), a single life annuity, and several forms of joint and survivor elections.
          The benefit under the plan is equal to:
•	one percent of the participant’s average monthly compensation multiplied times the number of years of benefit service (maximum 30 years), plus

•	six-tenths of one percent of the participant’s average monthly compensation in excess of one-twelfth of his or her average amount of earnings which may be considered wages under section 3121(a) of the Code, in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a participant attains (or will attain) social security retirement age, multiplied by the number of years of benefit service (maximum 30 years).
The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the 60 successive calendar months that give the highest average monthly rate of compensation for the participant. In the plan, compensation is defined (with certain exceptions) to mean the total taxable income of a participant during a given calendar month, including basic compensation, bonuses, commissions and overtime pay, but excluding extraordinary payments and special payments (such as moving expenses, benefits provided under any employee benefit program, and stock options and stock appreciation rights). Compensation includes salary reduction contributions by the participant under any plan maintained by the Company or any of its affiliated companies. Compensation may not exceed the annual compensation limit as specified by the Internal Revenue Service for the given plan year. Any compensation in excess of this limit is taken into account in computing the benefits payable under the Noble Drilling Corporation Retirement Restoration Plan. The Company has not granted extra years of credited service under the restoration plan to any of the named executive officers.
          Early retirement can be elected at the time after which the participant has attained the age of 55 and has completed at least five years of service (or for a participant on or before January 1, 1986, when he or she has completed 20 years of covered employment). A participant will be eligible to commence early retirement benefits upon the termination of his or her employment with the Company or its subsidiaries prior to the date that the participant attains the age of 65 for any reason other than death or transfer to employment with another of the Company’s subsidiaries. The formula used in determining an early retirement benefit reduces the accrued monthly retirement income by multiplying the amount of the accrued monthly retirement income by a percentage applicable to the participant’s age as of the date such income commences being paid.
          If a participant’s employment terminates for any reason other than retirement, death or transfer to the employment of another of the Company’s subsidiaries and the participant has completed at least five years of service, the participant is eligible for a deferred vested pension. The deferred vested pension for the participant is the monthly retirement income commencing on the first day of the month coinciding with or next following his or her normal retirement date. If the participant has attained the age of 55 and has completed at least five years of service or if the actuarial present value of the participant’s accrued benefit is more than $1,000 but less than $10,000, the participant may elect to receive a monthly retirement income that is computed in the same manner as the monthly retirement income for a participant eligible for an early retirement pension. If the participant dies before benefits are payable under the plan, the surviving spouse or, if the participant is not survived by a spouse, the beneficiary designated by the participant, is eligible to receive a monthly retirement income for life, commencing on the first day of the month next following the date of the participant’s death. The monthly income payable to the surviving spouse or the designated beneficiary shall be the monthly income for life that is the actuarial equivalent of the participant’s accrued benefit under the plan.
          The Noble Drilling Corporation Retirement Restoration Plan is an unfunded, nonqualified plan that provides the benefits under the Noble Drilling Corporation Salaried Employees’ Retirement Plan’s benefit formula that cannot be provided by the Noble Drilling Corporation Salaried Employees’ Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Noble Drilling Corporation Salaried Employees’ Retirement Plan under the Code. A participant’s benefit under the Noble Drilling Corporation Retirement Restoration Plan that was accrued and vested on December 31, 2004, will be paid to such participant (or, in the event of his or her death, to his or her designated beneficiary) at the time benefits commence being paid to or with respect to such participant under the Noble Drilling Corporation Salaried Employees’ Retirement Plan, and will be paid in a single lump sum payment, in installments over a period of up to five years, or in a form of payment provided for under the Noble Drilling Corporation Salaried Employees’ Retirement Plan (such form of distribution to be determined by the committee appointed to administer the plan). A participant’s benefit under the Noble Drilling Corporation Retirement Restoration Plan that accrued or became vested after December 31, 2004, will be paid to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment following such participant’s separation from service with the Company and its subsidiaries. Mr. Williams and Ms. Robertson participate, and Mr. Campbell participated, in the Noble Drilling Corporation Retirement Restoration Plan.
          The following table sets forth for the named executive officers certain information as of December 31, 2008 and for the year then ended about the Noble Drilling Corporation 401(k) Savings Restoration Plan.
Nonqualified Deferred Compensation

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Last FY ($) (1)	Last FY ($) (2)	Last FY ($)	Distributions ($)	Last FYE ($)
David W. Williams	$33,588	$1,479	$(10,060)	$0	$44,095

Julie J. Robertson	$64,837	$11,100	$(538,733)	$0	$1,219,563

Thomas L. Mitchell	$0	$0	$416	$0	$12,399

William E. Turcotte (3)	—	—	—	—	—

Robert D. Campbell	$0	$0	$(72,390)	$(201,853)	$51,432

William A. Sears (3)	—	—	—	—	—

(1)	The Executive Contributions reported in this column are also included in the Salary column of the Summary Compensation Table.

(2)	The Company Contributions reported in this column are also included in the All Other Compensation column of the Summary Compensation Table.

(3)	Not a participant in the Noble Drilling Corporation 401(k) Savings Restoration Plan in 2008.
          The Noble Drilling Corporation 401(k) Savings Restoration Plan (which applies to compensation deferred by a participant that was vested prior to January 1, 2005) and the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan (which applies to employer matching contributions and to compensation that was either deferred by a participant or became vested on or after January 1, 2005) are nonqualified, unfunded employee benefit plans under which certain highly compensated employees of the Company and its subsidiaries may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Corporation 401(k) Savings Plan and, subject to certain limitations specified in the plan, receive employer matching contributions. Effective April 1, 2007, such employer matching contributions were made in cash. Prior to such date, employer matching contributions were made in shares. The employer matching amount is determined in the same manner as are employer matching contributions under the Noble Drilling Corporation 401(k) Savings Plan.
          Compensation considered for deferral under these nonqualified plans consists of cash remuneration payable by an employer, defined in the plan to mean certain subsidiaries of the Company, to a participant in the plan for personal services rendered to such employer prior to reduction for any pre-tax contributions made by such employer and prior to reduction for any compensation reduction amounts elected by the participant for benefits, but excluding bonuses, allowances, commissions, deferred compensation payments and any other extraordinary remuneration. For each plan year, participants are able to defer up to 19 percent of their basic compensation for the plan year, all or any portion of any bonus otherwise payable by an employer for the plan year, and for plan years commencing prior to January 1, 2009, the applicable 401(k) amount. The applicable 401(k) amount is defined to mean, for a participant for a plan year, an amount equal to the participant’s basic compensation for such plan year, multiplied by the contribution percentage that is in effect for such participant under the Noble Drilling Corporation 401(k) Savings Plan for the plan year, reduced by the lesser of (i) the applicable dollar amount set forth in Section 402(g)(1)(B) of the Code for such year or (ii) the dollar amount of any Noble Drilling Corporation 401(k) Savings Plan contribution limitation for such year imposed by the committee.
          At the discretion of the Company, eligible participants may be credited with amounts of cash or shares in their plan accounts as additional awards under these plans. The plans limit the total number of shares issuable under the plans to 200,000. No options are issuable under the plans, and there is no “exercise price” applicable to shares delivered under the plans.
          A participant’s benefit under these nonqualified plans normally will be distributed to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment or in approximately equal annual installments over a period of five years following such participant’s separation from service with the Company and its subsidiaries. Mr. Williams, Ms. Robertson and Mr. Mitchell are participants in the Noble Drilling Corporation 401(k) Savings Restoration Plan, and Mr. Williams and Ms. Robertson are participants in the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan.
Potential Payments on Termination or Change of Control
Change of Control Employment Agreements
          The Company has guaranteed the performance of a change of control employment agreement entered into by a subsidiary of the Company with each person serving as a named executive officer as of December 31, 2008. These change of control employment agreements become effective upon a change of control of the Company (as described below) or a termination of employment in connection with or in anticipation of such a change of control, and remain effective for three years thereafter.
          The agreement provides that if the officer’s employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or “cause” (as defined in the agreement) or (2) by the officer for “good reason” (which term includes a diminution of responsibilities or compensation) or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control, the officer will receive or be entitled to the following benefits:
•	a lump sum amount equal to the sum of (i) the prorated portion of the officer’s highest bonus paid either in the last three years before the change of control or for the last completed fiscal year after the change of control (the “Highest Bonus”), (ii) an amount equal to 18 times the highest monthly COBRA premium (within the meaning of Code Section 4980B) during the 12-month period preceding the termination of the officer’s employment, and (iii) any accrued vacation pay, in each case to the extent not theretofore paid (collectively, the “Accrued Obligations”);

•	a lump sum payment equal to three times the sum of the officer’s annual base salary (based on the highest monthly salary paid in the 12 months prior to the change of control) and the officer’s Highest Bonus (the “Severance Amount”);

•	welfare benefits for an 18-month period to the officer and the officer’s family at least equal to those that would have been provided had the officer’s employment been continued. If, however, the executive becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by the Company and its affiliates would be secondary to those provided by the new employer (“Welfare Benefit Continuation”);

•	a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified defined benefit retirement plan of the Company and its affiliated companies in which the officer would have been eligible to participate had the officer’s employment continued for three years after termination over (ii) the actuarial equivalent of the officer’s actual benefit under such plans (the “Supplemental Retirement Amount”);

•	in certain circumstances, an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 (the so-called Parachute Payment excise tax) of the Code, if any, had been imposed (the “Excise Tax Payment”);

•	outplacement services for six months (not to exceed $50,000); and

•	the 100 percent vesting of all unvested stock options granted or restricted stock awarded under the 1991 Plan and any other similar plan.
          In addition, for options to purchase shares (whether or not such options are exercisable) held by the officer, the officer shall have the right, during the 60-day period after the termination of the officer’s employment, to elect to surrender all or part of the options the officer holds in exchange for a cash payment by the Company to the officer in an amount equal to the number of shares subject to the officer’s options multiplied by the excess of (x) over (y), where (x) equals the average of the reported high and low sale price of a share in any transaction reported on the New York Stock Exchange on the date of the officer’s election and (y) equals the purchase price per share covered by the option.
          A “change of control” is defined in the agreement to mean:
•	the acquisition by any individual, entity or group of 15 percent or more of the Company’s outstanding shares, but excluding any acquisition directly from the Company or by the Company, or any acquisition by any corporation under a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition are satisfied;

•	individuals who constitute the incumbent board of directors (as defined the agreement) of the Company cease for any reason to constitute a majority of the board of directors;

•	consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such transaction, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•	consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
However, a “change of control” will not occur as a result of a transaction if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) either (A) the shareholdings for such holding company immediately following such transaction are the same as the shareholdings immediately prior to such transaction or (B) the shares of the Company’s voting securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.
          Under the agreement, “cause” means (i) the willful and continued failure by the officer to substantially perform his duties or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially detrimental to the Company or its affiliates.
          Payments to “specified employees” under Code Section 409A may be delayed until six months after the termination of the officer’s employment.
          The agreement contains a provision on confidentiality obligating the officer to hold in strict confidence and not to disclose or reveal, directly or indirectly, to any person, or use for the officer’s own personal benefit or for the benefit of any one else, any trade secrets, confidential dealings or other confidential or proprietary information belonging to or concerning the Company or any of its affiliated companies, with certain exceptions set forth expressly in the provision. Any term or condition of the agreement may be waived at any time by the party entitled to have the benefit thereof (whether the subsidiary of the Company party to the agreement or the officer) if evidenced by a writing signed by such party.
          The agreement provides that payments thereunder do not reduce any amounts otherwise payable to the officer, or in any way diminish the officer’s rights as an employee, under any employee benefit plan, program or arrangement or other contract or agreement of the Company or any of its affiliated companies providing benefits to the officer.
          Assuming a change of control had taken place on December 31, 2008 and the employment of the named executive officer was terminated either (1) by us for reasons other than death, disability or cause or (2) by the officer for good reason, the following table sets forth the estimated amounts of payments and benefits under the agreement for each of the indicated named executive officers.

	David W.	Julie J.	Thomas L.	William E.
Payment or Benefit	Williams	Robertson	Mitchell	Turcotte
Accrued Obligations	$666,125	$578,891	$478,528	$28,625

Severance Amount	$4,207,500	$3,045,012	$2,625,012	$945,000

Welfare Benefit Continuation	$51,346	$33,512	$42,469	$40,529

Supplemental Retirement Amount	$476,208	$0	$0	$0

Excise Tax Payment	$3,916,123	$2,251,029	$1,921,004	$426,172

Outplacement Services (1)	$37,500	$27,500	$32,500	$27,500

Accelerated Vesting of Options and Restricted Shares (2) (3)	$6,180,031	$3,680,614	$3,160,726	$662,700

(1)	Represents an estimate of the costs to the Company of outplacement services for six months.

(2)	The total number of Restricted Shares held at December 31, 2008, and the aggregate value of accelerated vesting thereof at December 31, 2008 (computed by multiplying $22.09, the closing market price of the shares at December 31, 2008, by the total number of Restricted Shares held), were as follows: Mr. Williams – 279,766 shares valued at $6,180,030.94; Ms. Robertson – 166,619 shares valued at $3,680,613.71; Mr. Mitchell – 143,084 shares valued at $3,160,725.56; and Mr. Turcotte – 30,000 shares valued at $662,700.00.

(3)	The total number of unvested options held at December 31, 2008, and the aggregate value of the accelerated vesting thereof at December 31, 2008 (computed by multiplying $22.09, the closing market price of shares at December 31, 2008, by the total number of shares subject to the options and subtracting the aggregate exercise price for the options) were as follows: Mr. Williams – 103,067 shares valued at $(1,640,477.43); Ms. Robertson – 44,887 shares valued at $(788,624.69); Mr. Mitchell – 57,156 shares valued at $(907,188.14); and Mr. Turcotte – 0 shares valued at $0.
          The agreement provides that if the officer’s employment is terminated within three years after a change of control by reason of disability or death, the agreement will terminate without further obligation to the officer or the officer’s estate, other than for the payment of Accrued Obligations, the Severance Amount, the Supplemental Retirement Amount and the timely provision of the Welfare Benefit Continuation. If the officer’s employment is terminated for cause within the three years after a change of control, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination plus the amount of any compensation previously deferred by the officer, in each case to the extent unpaid. If the officer voluntarily terminates the officer’s employment within the three years after a change of control (other than during the 30-day period following the first anniversary of a change of control), excluding a termination for good reason, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination plus the amount of any compensation previously deferred by the officer, in each case to the extent unpaid the payment of the Accrued Obligations.
The 1991 Plan
          We have granted to our named executive officers nonqualified stock options and awarded time-vested Restricted Shares and performance-vested Restricted Shares under the 1991 Plan.
     Nonqualified Stock Options
          Our nonqualified stock option agreements provide that if a termination of employment occurs after the date upon which the option first becomes exercisable and before the date that is 10 years from the date of the option grant by reason of the officer’s death, disability or retirement, then the option, including any then unvested shares all of which shall be automatically accelerated, may be exercised at any time within five years after such termination of employment but not after the expiration of the 10-year period. If a named executive officer terminated employment on December 31, 2008 due to disability, death or retirement, all the named executive officer’s then outstanding nonqualified stock options granted by us in 2007 and 2006 would have become fully exercisable. Under the plan, retirement means a termination of employment with the Company or an affiliate of the Company on a voluntary basis by a person if immediately prior to such termination of employment, the sum of the age of such person and the number of such person’s years of continuous service with the Company or one or more of its affiliates is equal to or greater than 60.
          Assuming that the named executive officer’s employment terminated on December 31, 2008 due to disability, death or retirement, the following table sets forth certain information about unexercisable options subject to accelerated vesting for the indicated named executive officers.

	Number of Shares Underlying
	Unexercisable Options
	Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting
David W. Williams	103,067	$(1,640,477.43)

Julie J. Robertson	44,887	$(788,624.69)

Thomas L. Mitchell	57,156	$(907,188.14)

William E. Turcotte	0	$0.00
     Restricted Shares
          Our time-vested Restricted Share agreements provide for the full vesting of Restricted Share awards upon the occurrence of the death or disability of the officer or a change of control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). A “change of control” is defined in these agreements and the performance-vested Restricted Share agreements described below to mean:
•	the committee administrating the plan determines that any person or group has become the beneficial owner of more than 50 percent of the shares;

•	the Company is merged or amalgamated with or into or consolidated with another corporation and, immediately after giving effect to the merger, amalgamation or consolidation, less than 50 percent of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned in the aggregate by the shareholders of the Company immediately prior to such merger, amalgamation or consolidation, or if a record date has been set to determine the shareholders of the Company entitled to vote on such merger, amalgamation or consolidation, the shareholders of the Company as of such record date;

•	the Company either individually or in conjunction with one or more subsidiaries of the Company, sells, conveys, transfers or leases, or the subsidiaries of the Company sell, convey, transfer or lease, all or substantially all of the property of the Company and the subsidiaries of the Company, taken as a whole (either in one transaction or a series of related transactions);

•	the Company liquidates or dissolves; or

•	the first day on which a majority of the individuals who constitute the board of directors of the Company are not continuing directors (within the meaning of the plan).

          Assuming that either a change of control took place on December 31, 2008 or the named executive officer’s employment terminated on that date due to disability or death, the following table sets forth certain information about Restricted Shares subject to accelerated vesting for the indicated named executive officers.

	Number of Time-Vested
	Restricted Shares Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting
David W. Williams	94,035	$2,077,233.15

Julie J. Robertson	34,878	$770,455.02

Thomas L. Mitchell	52,423	$1,158,024.07

William E. Turcotte	30,000	$662,700.00
          Our performance-vested Restricted Share agreements provide for the vesting of 66.7 percent of the Restricted Share awards upon the occurrence of a change of control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). Assuming that a change of control took place on December 31, 2008, the following table sets forth certain information about Restricted Shares subject to accelerated vesting for the indicated named executive officers.

	Number of Performance-Vested
	Restricted Shares Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting
David W. Williams	123,883	$2,736,566.13

Julie J. Robertson	87,871	$1,941,075.85

Thomas L. Mitchell	60,471	$1,335,801.89

William E. Turcotte	0	$0.00
Separation Agreement and Release
          On May 13, 2008, Mr. Campbell resigned as Senior Vice President and General Counsel in connection with his retirement from the Company. In connection with Mr. Campbell’s departure, the Company and Mr. Campbell entered into a Separation Agreement dated as of May 13, 2008 (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Campbell’s employment and all positions held by Mr. Campbell with the Company and its subsidiaries and affiliates were terminated effective May 13, 2008 (the “Separation Date”). Under the Separation Agreement, the Company paid to Mr. Campbell an amount of cash for all salary earned but unpaid through the Separation Date and for all accrued but unused vacation as of the Separation Date. In addition, the Company paid a separation payment to Mr. Campbell equal to $300,000.
          Under the terms of the Separation Agreement, Mr. Campbell released the Company and its affiliates from all claims relating to his employment with the Company or the termination of such employment and agreed that he will not, for a one year period following the Separation Date, solicit the Company’s employees. The Separation Agreement also contains covenants of Mr. Campbell regarding confidentiality of certain information and non-disparagement.
          Any vested interest held by Mr. Campbell in any retirement plan or other plan in which Mr. Campbell participated will be distributed to him in accordance with the terms of those plans and applicable law. The Separation Agreement does not terminate any right Mr. Campbell may have to indemnification under the Company’s organizational documents, applicable law or the Company’s director and officer liability insurance policy as in effect from time to time. Other than what is expressly provided for in the Separation Agreement, Mr. Campbell is not entitled to any other compensation, payments or benefits from the Company or its subsidiaries.
DIRECTOR COMPENSATION
          The compensation committee of our Board sets the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee considers the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from compensation consulting firms and from other sources. Set forth below is a description of the compensation of our directors.
     Annual Retainers and Other Fees and Expenses.
          We pay our non-employee directors an annual retainer of $50,000 of which 20 percent is paid in shares under the Noble Corporation Equity Compensation Plan for Non-Employee Directors. Under this plan, non-employee directors may elect to receive up to all of the remaining 80% in shares or cash. Non-employee directors make elections on a quarterly basis. The number of shares to be issued under the plan in any particular quarter is generally determined using the average of the daily closing prices of the shares for the last 15 consecutive trading days of the previous quarter. No options are issuable under the plan, and there is no “exercise price” applicable to shares delivered under the plan.
          In addition, we pay our non-employee directors a Board meeting fee of $2,000. We pay each member of our audit committee a committee fee of $2,500 per meeting and each member of our other committees a committee meeting fee of $2,000 per meeting. The chair of the audit committee receives an annual retainer of $15,000, the chair of the compensation committee receives an annual retainer of $12,500 and the chair of each other standing Board committee receives an annual retainer of $10,000. We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.
     Non-Employee Director Stock Options and Restricted Shares.
          Under the 1992 Plan, each annually-determined award of a variable number of Restricted Shares or unrestricted shares is made on a date selected by the Board, or if no such date is selected by the Board, the date on which the Board action approving such award is taken. Any future award of Restricted Shares will be evidenced by a written agreement that will include such terms and conditions not inconsistent with the terms and conditions of the 1992 Plan as the Board considers appropriate in each case.
          On July 31, 2008, an award of 5,603 unrestricted shares under the 1992 Plan was made to each non-employee director serving on that date. Based on a review of market data provided by the compensation consultant, the market value of this award approximated the 75th percentile of the compensation paid to non-employee directors in the comparator groups. The grant date fair value computed in accordance with SFAS No. 123R of the 5,603 unrestricted share award was $295,500, which value was immediately recognized by the Company at the time of the award (see footnote 4 in the table below).

          The following table shows the compensation of our directors for the year ended December 31, 2008.
Director Compensation for 2008

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	or Paid in	Stock	Option	Plan	Compen	All Other
	Cash	Awards	Awards	Compen-	-sation	Compen-
Name (1)(2)	($)(3)	($)(4)	($)(5)	sation ($)	Earnings ($)	sation ($)	Total ($)
Michael A. Cawley	$117,750	$424,329	—	—	—	$2,640	$542,719
Lawrence J. Chazen	$105,500	$424,329	—	—	—	$2,640	$532,469
Luke R. Corbett	$99,000	$424,329	—	—	—	$2,640	$523,969
Julie H. Edwards	$115,500	$295,500	—	—	—	—	$411,000
Marc E. Leland	$112,250	$424,329	—	—	—	$2,640	$537,219
Jack E. Little	$111,500	$424,329	—	—	—	$2,640	$538,469
Mary P. Ricciardello	$124,500	$424,329	—	—	—	$2,640	$551,469
William A. Sears	$116,685	$423,749	—	—	—	$2,320	$455,274

(1)	No compensation was paid to Mr. Sears for services performed as a director of the Company during 2008 while he served as Chairman of the Board, Chief Executive Officer and President of the Company. On February 7, 2008, the compensation committee made an award to Mr. Sears of 6,060 unrestricted shares under the 1992 Plan. Mr. Sears retired from the Board at the 2008 annual meeting.

(2)	The total number of Restricted Shares and options to purchase shares outstanding as of December 31, 2008 under the 1992 Plan were as follows: Mr. Cawley – 2,667 shares and 77,000 options; Mr. Chazen – 2,667 shares and 18,000 options; Mr. Corbett – 2,667 shares and 58,000 options; Ms. Edwards – 0 shares and 20,000 options; Mr. Leland – 2,667 shares and 70,000 options; Mr. Little – 2,667 shares and 83,000 options; Ms. Ricciardello – 2,667 shares and 28,000 options; and Mr. Sears – 0 shares and 77,000 options.

(3)	Includes the portion of the $50,000 annual retainer paid to our directors in shares under the Noble Corporation Equity Compensation Plan for Non-Employee Directors.

(4)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS No. 123R for unrestricted shares awarded in 2008 and Restricted Shares awarded in prior years. Under the fair value recognition provisions of SFAS No. 123R, the grant date fair value of stock-based compensation is recognized as expense over the service period, which generally represents the vesting period. For the unrestricted shares awarded in 2008 to each director listed in the Director Compensation Table (other than Mr. Sears), the full SFAS No. 123R grant date fair value of $295,500 was recognized in 2008 on the date the award of unrestricted shares was made. The grant date fair value recognized in 2008 for unrestricted shares awarded to Mr. Sears totaled $260,640. Restricted Shares with a three-year vesting period were awarded in 2007 and 2006 to each director listed in the Director Compensation Table (other than Ms. Edwards). For the Restricted Shares awarded in prior years, the dollar amount recognized in 2008 in accordance with SFAS No. 123R was $128,829 for all directors (other than Mr. Sears and Ms. Edwards) and $163,109 for Mr. Sears. A description of the assumptions made in our valuation of restricted shares and stock option awards is set forth in Note 6 to our audited consolidated financial statements in the 2008 Form 10-K.

(5)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS No. 123R for options granted in 2006 that vested in 2008. No options were granted in 2008. A description of the assumptions made in our valuation of restricted shares and stock option awards is set forth in Note 6 to the our audited consolidated financial statements in the 2008 Form 10-K.

EQUITY COMPENSATION PLAN INFORMATION
          The following table sets forth as of December 31, 2008 information regarding securities authorized for issuance under our equity compensation plans.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,553,999	$22.84	3,992,232

Equity compensation plans not approved by security holders	N/A	N/A	248,909 (1)

Total	3,553,999	$22.84	4,241,141

(1)	Consists of shares issuable under the Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Corporation Equity Compensation Plan for Non-Employee Directors.
          A description of the material features of the Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Corporation Equity Compensation Plan for Non-Employee Directors is set forth on pages 34 and 41, respectively, of this proxy statement.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10 percent of the shares, to file with the SEC initial reports of ownership and reports of changes in ownership of such shares. Directors, officers and beneficial owners of more than 10 percent of the shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
          To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2008, our directors, officers and beneficial owners of more than 10 percent of the shares complied with all applicable Section 16(a) filing requirements except as follows: Mr. Williams filed late one report relating to a grant of restricted shares and options; Ms. Robertson filed late one report relating to a forfeiture of performance based restricted shares and a surrender of shares for taxes upon vesting of restricted shares and one report relating to a grant of restricted shares and options; Mr. Mitchell filed late one report relating to a forfeiture of performance vested restricted shares and a surrender of shares for taxes upon vesting of restricted shares and one report relating to a grant of restricted shares and options; Mr. Sears filed late one report relating to a grant of restricted shares and one report relating to a forfeiture of performance vested restricted shares; and Mr. Campbell filed late one report relating to a grant of restricted shares and options.

REPORT OF THE AUDIT COMMITTEE
To the Members of
Noble Corporation:
          The board of directors (the “Board”) of Noble Corporation (the “Company”) maintains an audit committee composed of four non-management directors. The Board has determined that the audit committee’s current membership satisfies the rules of the United States Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) that govern audit committees, including the requirements for audit committee member independence set out in Section 303A.02 of the NYSE’s corporate governance standards and Rule 10A-3 under the United States Securities Exchange Act of 1934.
          The audit committee oversees the Company’s financial reporting process on behalf of the entire Board. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report, and to assist the Board with oversight of the following:
•	integrity of the Company’s financial statements,

•	compliance by the Company with standards of business ethics and legal and regulatory requirements,

•	qualifications and independence of the Company’s independent auditors and

•	performance of the Company’s independent auditors and internal auditors.
          In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of the Company.
          The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with the Company’s independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures below and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regulating the independent auditor’s communications with the audit committee concerning independence.
          The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The audit committee held 11 meetings during 2008 and met again on January 21, 2009, January 30, 2009 and February 26, 2009.
Summary
          In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

February 26, 2009	AUDIT COMMITTEE
Mary P. Ricciardello, Chair
Lawrence J. Chazen
Michael A. Cawley
Luke R. Corbett

AUDITORS
Fees Paid to Independent Registered Public Accounting Firm
          The following table sets forth the fees paid to PricewaterhouseCoopers LLP for services rendered during each of the two years in the period ended December 31, 2008 (in thousands):

	2008		2007
Audit Fees (1)	$3,463		$2,393
Audit-Related Fees (2)	131		25
Tax Compliance Fees	1,205		1,790
Tax Consulting Fees	2,865	(3)	1,013
All Other Fees (4)	939		0

Total	$8,603		$5,221

(1)	Represents fees for professional services rendered for the audit of the Company’s annual financial statements for 2008 and 2007 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for each of those years.

(2)	Represents fees for professional services rendered for benefit plan audits for 2008 and 2007.

(3)	Includes approximately $2 million for professional services rendered in connection with the migration of the parent company of the Noble group to Switzerland.

(4)	Represents fees for professional services rendered in connection with the Company’s internal investigation.
Pre-Approval Policies and Procedures
          On January 29, 2004, the audit committee adopted a pre-approval policy framework for audit and non-audit services, which established that the audit committee’s policy is, each year, to adopt a pre-approval policy framework under which specified audit services, audit-related services, tax services and other services may be performed without further specific engagement pre-approval. On January 30, 2009 and February 7, 2008, the audit committee readopted such policy framework for 2009 and 2008, respectively. Under the policy framework, all tax services provided by the independent auditor must be separately pre-approved by the audit committee. Requests or applications to provide services that do require further, separate approval by the audit committee are required to be submitted to the audit committee by both the independent auditors and the chief accounting officer, chief financial officer or controller of the Company, and must include a joint statement that, in their view, the nature or type of service is not a prohibited non-audit service under the SEC’s rules on auditor independence.
PROPOSAL 3
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009
          The audit committee of the Board has voted unanimously to appoint, subject to the approval of shareholders, PricewaterhouseCoopers LLP as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2009. PricewaterhouseCoopers LLP has audited our financial statements since 1994. Representatives of PricewaterhouseCoopers LLP are expected to be present at the general meeting to respond to appropriate questions from shareholders, and they will be given the opportunity to make a statement should they desire to do so.
          PricewaterhouseCoopers AG has been appointed and will serve as our statutory auditors for the year ending December 31, 2009. This appointment was approved by the sole shareholder of Noble Switzerland prior to the Transaction.

Recommendation
Our Board unanimously recommends that shareholders vote FOR the appointment of
PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009.
PROPOSAL 4
AMENDMENT TO ARTICLE 21 PARAGRAPH 1(d) OF OUR ARTICLES OF ASSOCIATION
          Article 21 paragraph 1 of our Articles of Association provides that the approval of at least two-thirds of the shares represented at a general meeting is required to approve certain matters. One of the matters that currently requires such approval, listed in paragraph 1(d), is a change to the authorized or conditional share capital, subject to certain exceptions. Our Board proposes to amend and restate paragraph 1(d) such that such approval of at least two-thirds of the shares represented at a general meeting would only be required for an increase in the amount of the authorized or conditional share capital. If the proposed amendment is adopted, approval of a dividend through a reduction of the par value of our shares in the future will require the affirmative vote of a simple majority of the votes cast, rather than two-thirds of the shares represented, at a general meeting.
          If the proposed amendment is adopted, Article 21 paragraph 1(d) of our Articles of Association would read as follows:

“Artikel 21: Besonderes Stimmen Quorum	“Article 21: Special Vote

[1] Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der an der Generalversammlung vertretenen Aktien sowie die absolute Mehrheit des vertretenen Aktiennennwertes, auf sich vereinigt, ist erforderlich für:         .
[1] The approval of at least two-thirds of the Shares represented at a General Meeting of Shareholders and the absolute majority of the par value of such Shares, shall be required for resolutions with respect to: ....

(d) eine genehmigte oder bedingte Kapitalerhöhung;”	(d) an increase in the amount of the authorized or conditional share capital;”
          If a quorum of two-thirds of the total shares entitled to vote at the general meeting is present, approval of the proposal requires the affirmative vote of two-thirds of the shares represented at the general meeting in person or by proxy and the absolute majority of the par value of such shares. All duly submitted and unrevoked proxies will be voted for the proposal, except where authorization to vote is withheld.
Recommendation
          Our Board unanimously recommends that shareholders vote FOR the approval of the amendment to Article 21 paragraph 1(d) of our Articles of Association as described above.

OTHER MATTERS
Shareholder Proposals
          Any proposal by a shareholder intended to be presented at the 2010 annual general meeting of shareholders must be received by the Company at our principal executive offices at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, Attention: Julie J. Robertson, Executive Vice President and Secretary, no later than January 1, 2010, for inclusion in our proxy materials relating to that meeting.
          In order for a shareholder to bring business before a general meeting of shareholders, including an annual general meeting, a written request must be sent to our corporate secretary not less than 60 nor more than 120 days in advance of the general meeting, or, in the case of nominations for the election of directors, not less than 90 days in advance of an annual general meeting. Requests regarding agenda items (other than nominations for the election of directors) must include the name and address of the shareholder, a clear and concise statement of the proposed agenda item, and evidence of the required shareholdings recorded in the share register. Requests for nominations for the election of directors must include the name and address of the shareholder, a representation that the shareholder is entitled to vote and intends to appear at the meeting, a description of all arrangements between the director nominee and the shareholder, other information about the director nominee required to be disclosed in the proxy statement by SEC rules, and the consent of the director nominee. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.
Solicitation of Proxies
          The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by the Company. The Company has retained The Altman Group to aid in the solicitation of proxies for a fee of $8,500 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram and via the Internet by directors, officers and employees of the Company, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.
Additional Information about the Company
          You can learn more about the Company and our operations by visiting our website at www.noblecorp.com. Among other information we have provided there, you will find:
•	our corporate governance guidelines;

•	the charters of each of our standing committees of the Board;

•	our code of business conduct and ethics;

•	our Articles of Association and By-laws;

•	information concerning our business and recent news releases and filings with the SEC; and

•	information concerning our board of directors and shareholder relations.

          Copies of our corporate governance guidelines, the charters of each of our standing committees of the Board and our code of business conduct and ethics are available in print upon request. For additional information about the Company, please refer to our 2008 Annual Report, which is being mailed with this proxy statement.

NOBLE CORPORATION

David W. Williams
Chairman, President and Chief Executive Officer
Baar, Switzerland
April 30, 2009

Annex A
Details of Dividend in the Form of a Par Value Reduction
          The aggregate share capital numbers in the excerpts from the Company’s Articles of Association provided below are based on the Company’s share capital as of March 31, 2009. These numbers are subject to adjustment as described below.
1.	The capital reduction will be accomplished as follows:
          i. by reducing the par value per registered share from Swiss Francs 5.00 to Swiss Francs 4.75 in four steps, i.e. from Swiss Francs 5.00 to Swiss Francs 4.90 in the third calendar quarter of 2009; from Swiss Francs 4.90 to Swiss Francs 4.85 in the fourth calendar quarter of 2009; from Swiss Francs 4.85 to Swiss Francs 4.80 in the first calendar quarter of 2010; and from Swiss Francs 4.80 to Swiss Francs 4.75 in the second calendar quarter of 2010;
          ii. by repayment on a date to be established by the Board of Directors of the respective partial per share reduction amounts of Swiss Francs 0.10 in August 2009, Swiss Francs 0.05 in November 2009, Swiss Francs 0.05 in February 2010, and Swiss Francs 0.05 in May 2010, and in each case to be paid in U.S. dollars converted at the exchange rate available as published by the Swiss National Bank approximately two business days prior to each such payment date; and
          iii. an updated report in accordance with article 732 para. 2 CO by the statutory auditor shall be prepared in connection with each partial reduction.
          2. The Company’s statutory auditor will deliver a report to the general meeting of shareholders dated May 28, 2009 in accordance with article 732 para. 2 CO for the capital reduction.
          3. Shares issued from authorized share capital and conditional share capital until registration of the fourth capital reduction in the Commercial Registry (“New Shares”) will be subject to the remaining subsequent capital reductions. The aggregate reduction amount pursuant to Section 1 above will be increased by an amount equal to such remaining par value reductions on the New Shares.
          4. The Board of Directors is authorized to determine the application dates of the partial reductions in the Commercial Registry and the repayment procedure for the partial reduction amounts in accordance with article 734 CO.
          5. The Board of Directors will only authorize to effect any of the series of the capital reductions in the event the respective report from the Company’s statutory auditors confirms in accordance with article 732 para. 2 CO that claims of the Company’s creditors are fully covered after taking into account the respective capital reduction.
          6. At the registration of the capital reduction in the Commercial Registry, Article 4 of our Articles of Association will be amended as follows:

Artikel 4: Anzahl Aktien, Nominalwert, Art	Article 4: Number of Shares, Par Value, Type

Das Aktienkapital der Gesellschaft beträgt Schweizer Franken 1,353,701,895.70* / 1,339,888,611.05** / 1,326,075,326.40*** / 1,312,262,041.75**** und ist eingeteilt in 276,265,693* / 276,265,693** / 276,265,693*** / 276,265,693**** auf den Namen lautende Aktien im Nennwert von CHF 4.90*/4.85**/4.80***/4.75**** je Aktie (jede Namenaktie nachfolgend bezeichnet als“Aktie” bzw. zusammen die “Aktien”). Das Aktienkapital ist vollständig liberiert.
The share capital of the Company is Swiss Francs 1,353,701,895.70* / 1,339,888,611.05** / 1,326,075,326.40*** / 1,312,262,041.75**** and is divided into 276,265,693* / 276,265,693** / 276,265,693*** / 276,265,693**** fully paid-up registered shares. Each registered share has a par value of Swiss Francs 4.90*/4.85**/4.80***/4.75**** (each such registered share hereinafter a “Share” and collectively the “Shares”).

*Nach Vollzug der ersten
Nennwertherabsetzungstranche im dritten Quartal 2009 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
**Nach Vollzug der zweiten
Nennwertherabsetzungstranche im vierten Quartal 2009 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
***Nach Vollzug der dritten
Nennwertherabsetzungstranche im ersten Quartal 2010 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
****Nach Vollzug der vierten
Nennwertherabsetzungstranche im zweiten Quartal 2010 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
* Upon completion of the first partial par value reduction in the third calendar quarter 2009 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction
** Upon completion of the second partial par value reduction in the fourth calendar quarter 2009 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction
*** Upon completion of the third partial par value reduction in the first calendar quarter 2010 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction
**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2010 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction
          7. As a consequence of the par value reduction, Articles 6(1), 6(3)(e) and 7(1) of our Articles of Association will be amended as follows:

Artikel 6: Genehmigtes Aktienkapital	Article 6: Authorized Share Capital

[1]Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis spätestens zum 26 März 2011, im Maximalbetrag von Schweizer Franken 676,850,945.40* / 669,944,303.10** / 663,037,660.80*** / 656,131,018.50**** durch Ausgabe von höchstens 138,132,846* / 138,132,846** / 138,132,846*** / 138,132,846**** vollständig zu liberierenden Aktien mit einem Nennwert von je Schweizer Franken 4.90*/4.85**/4.80***/4.75**** zu erhöhen. Eine Erhöhung des Aktienkapitals (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.
*Nach Vollzug der ersten
[1]The Board of Directors is authorized to increase the share capital no later than March 26, 2011, by a maximum amount of Swiss Francs 676,850,945.40* / 669,944,303.10** / 663,037,660.80*** / 656,131,018.50**** by issuing a maximum of 138,132,846* / 138,132,846** / 138,132,846*** / 138,132,846**** fully paid-up Shares with a par value of Swiss Francs 4.90*/4.85**/4.80***/4.75**** each.
An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts, shall be permissible.

Nennwertherabsetzungstranche im dritten Quartal 2009 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
**Nach Vollzug der zweiten
Nennwertherabsetzungstranche im vierten Quartal 2009 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
***Nach Vollzug der dritten Nennwertherabsetzungstranche im ersten Quartal 2010 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2010 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
* Upon completion of the first partial par value reduction in the third calendar quarter 2009 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction
** Upon completion of the second partial par value reduction in the fourth calendar quarter 2009 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction
*** Upon completion of the third partial par value reduction in the first calendar quarter 2010 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction
**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2010 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction

[3]Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre aus wichtigen Gründen zu entziehen oder zu beschränken und Dritten zuzuweisen, insbesondere:	[3]The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to third parties for important reasons, including:

(e) für die Beteiligung von:	(e) for the participation of:

i.	Mitgliedern des Verwaltungsrates, Mitgliedern der Geschäftsleitung und Mitarbeitern, die für die Gesellschaft oder eine Gruppengesellschaft tätig sind, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (e)(i) ausgegebenen Aktien einen Betrag von Schweizer Franken 49,000,000*/ 48,500,000**/ 48,000,000***/ 47,500,000**** eingeteilt in 10,000,000* / 10,000,000** / 10,000,000*** / 10,000,000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 4.90*/4.85**/4.80***/4.75**** nicht übersteigt; und	i.	members of the Board of Directors, members of the executive management and employees of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (e)(i) shall not exceed Swiss Francs 49,000,000*/ 48,500,000**/ 48,000,000***/ 47,500,000**** divided into 10,000,000* / 10,000,000** / 10,000,000*** / 10,000,000**** fully paid-up Shares, with a par value of Swiss Francs 4.90*/4.85**/4.80***/4.75**** per Share; and

ii.	Vertragspartnern oder Beratern oder anderen Personen, die für die Gesellschaft oder eine Gruppengesellschaft Leistungen erbringen, vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung(e)(ii) ausgegebenen Aktien einen Betrag von Schweizer Franken 4,900,000*/ 4,850,000**/ 4,800,000***/ 4,750,000**** eingeteilt in 1,000,000* / 1,000,000** / 1,000,000*** / 1,000,000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 4.90*/4.85**/4.80***/4.75**** nicht übersteigt; oder	ii.	contractors or consultants of the Company or any of its group companies or any other persons performing services for the benefit of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (e)(ii) shall not exceed Swiss Francs 4,900,000*/ 4,850,000**/ 4,800,000*** /4,750,000****, divided into 1,000,000* / 1,000,000** / 1,000,000*** / 1,000,000**** fully paid-up Shares, with a par value of Swiss Francs 4.90*/4.85**/4.80***/4.75**** per Share; or

*Nach Vollzug der ersten
Nennwertherabsetzungstranche im dritten Quartal 2009 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
**Nach Vollzug der zweiten
Nennwertherabsetzungstranche im vierten Quartal 2009 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
***Nach Vollzug der dritten
Nennwertherabsetzungstranche im ersten Quartal 2010 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2010 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
* Upon completion of the first partial par value reduction in the third calendar quarter 2009 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction
** Upon completion of the second partial par value reduction in the fourth calendar quarter 2009 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction
*** Upon completion of the third partial par value reduction in the first calendar quarter 2010 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction
**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2010 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction

Artikel 7: Bedingtes Aktienkapital	Article 7: Conditional Share Capital

[1]Das Aktienkapital kann sich durch Ausgabe von höchstens 138,132,846* / 138,132,846** / 138,132,846*** / 138,132,846**** voll zu	[1]The share capital may be increased in an amount not to exceed Swiss Francs 676,850,945.40* / 669,944,303.10** / 663,037,660.80*** /

liberierenden Aktien im Nennwert von je Schweizer Franken 4.90*/4.85**/4.80***/4.75**** um höchstens Schweizer Franken 676,850,945.40* / 669,944,303.10** / 663,037,660.80*** / 656,131,018.50****erhöhen durch:
656,131,018.50**** through the issuance of up to 138,132,846* / 138,132,846** / 138,132,846*** / 138,132,846**** fully paid-up Shares with a par value of Swiss Francs 4.90*/4.85**/4.80***/4.75**** per Share through:

(a)	die Ausübung von Wandel-, Tausch-, Options-, Bezugs- oder ähnlichen Rechten auf den Bezug von Aktien (nachfolgend die “Umwandlungsrechte”), welche Dritten oder Aktionären im Zusammenhang mit auf nationalen oder internationalen Kapitalmärkten neu oder bereits begebenen Anleihensobligationen, Optionen, Warrants oder anderen Finanzmarktinstrumenten oder neuen oder bereits bestehenden vertraglichen Verpflichtungen der Gesellschaft, einer ihrer Gruppengesellschaften oder ihrer Rechtsvorgänger eingeräumt werden (nachfolgend zusammen, “die mit Umwandlungsrechten verbundenen Obligationen”); dabei darf der Gesamtbetrag der ausgegebenen Aktien einen Betrag von Schweizer Franken 647,450,945.40* / 640,844,303.10** / 634,237,660.80*** / 627,631,018.50**** eingeteilt in 132,132,846* / 132,132,846** / 132,132,846*** / 132,132,846**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 4.90*/4.85**/4.80***/4.75**** nicht übersteigen; und/oder	(a)	the exercise of conversion, exchange, option, warrant or similar rights for the subscription of Shares (hereinafter the “Rights”) granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one of its group companies, or any of their respective predecessors (hereinafter collectively, the “Rights-Bearing Obligations”); the total amount of Shares that may be issued under such Rights shall not exceed Swiss Francs 647,450,945.40* / 640,844,303.10** / 634,237,660.80*** / 627,631,018.50**** divided into 132,132,846* / 132,132,846** / 132,132,846*** / 132,132,846**** fully paid-up Shares with a par value of Swiss Francs 4.90*/4.85**/4.80***/4.75**** per Share; and/or

(b)	die Ausgabe von mit Umwandlungsrechten verbundenen Obligationen an:	(b)	the issuance of Rights-Bearing Obligations granted to:

i.	die Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung und Arbeitnehmer, die für die Gesellschaft oder eine Gruppengesellschaft tätig sind; vorausgesetzt, dass der Gesamtbetrag der unter dieser Bestimmung (b)(i) ausgegebenen Aktien einen Betrag von Schweizer Franken 24,500,000*/ 24,250,000**/ 24,000,000***/ 23,750,000**** eingeteilt in 5,000,000* / 5,000,000** / 5,000,000*** / 5,000,000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 4.90*/4.85**/4.80***/4.75**** nicht übersteigt; oder	i.	the members of the Board of Directors, members of the executive management and employees of the Company or any of its group companies, always provided that the total amount of such Shares to be issued under this clause (b)(i) shall not exceed Swiss Francs 24,500,000*/ 24,250,000**/ 24,000,000***/ 23,750,000**** divided into 5,000,000* / 5,000,000** / 5,000,000*** / 5,000,000**** fully paid-up Shares, with a par value of Swiss Francs 4.90*/4.85**/4.80***/4.75**** per Share; or

ii.	Vertragspartner oder Berater oder andere Personen, die für die Gesellschaft oder eine Gruppengesellschaft Leistungen erbringen, vorausgesetzt, dass der Gesamtbetrag der unter dieser	ii.	contractors or consultants of the Company or any of its group companies or any other persons providing services to the Company or its group companies, always provided that the total amount of such Shares to be issued

Bestimmung (b)(ii) ausgegebenen Aktien einen Betrag von Schweizer Franken 4,900,000*/ 4,850,000**/ 4,800,000***/ 4,750,000**** eingeteilt in 1,000,000* / 1,000,000** / 1,000,000*** / 1,000,000**** vollständig zu liberierende Aktien mit einem Nennwert von je Schweizer Franken 4.90*/4.85**/4.80***/4.75**** nicht übersteigt.	under this clause (b)(ii) shall not exceed Swiss Francs 4,900,000*/ 4,850,000**/ 4,800,000*** /4,750,000****, divided into 1,000,000* / 1,000,000** / 1,000,000*** / 1,000,000**** fully paid-up Shares, with a par value of Swiss Francs 4.90*/4.85**/4.80***/4.75**** per Share.

*Nach Vollzug der ersten
Nennwertherabsetzungstranche im dritten Quartal 2009 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der ersten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
**Nach Vollzug der zweiten
Nennwertherabsetzungstranche im vierten Quartal 2009 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der zweiten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
***Nach Vollzug der dritten Nennwertherabsetzungstranche im ersten Quartal 2010 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der dritten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
****Nach Vollzug der vierten Nennwertherabsetzungstranche im zweiten Quartal 2010 vorbehaltlich allfälliger Veränderungen, durch Kapitalerhöhungen aus genehmigtem oder bedingtem Aktienkapital, die vor der Anmeldung der vierten Nennwertherabsetzungstranche beim Handelsregisteramt des Kantons Zug erfolgen. Der Nennwert je Aktie bleibt von diesen allfälligen Veränderungen unberührt.
* Upon completion of the first partial par value reduction in the third calendar quarter 2009 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the first portion of the capital reduction
** Upon completion of the second partial par value reduction in the fourth calendar quarter 2009 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the second portion of the capital reduction
*** Upon completion of the third partial par value reduction in the first calendar quarter 2010 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the third portion of the capital reduction
**** Upon completion of the fourth partial par value reduction in the second calendar quarter 2010 and, except for par value, subject to adjustment based on any capital increases out of authorized or conditional share capital prior to the application to the Commercial Registry of the Canton of Zug for registration of the fourth portion of the capital reduction

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Votes must be indicated in black or blue ink.
Vote on Proposals
If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” proposals 1, 3 and 4 and “FOR” each director nominee listed below.

1.	Approval of the payment of a dividend through a reduction of the par value of the shares in an amount equal to Swiss francs 0.25	FOR ☐	AGAINST ☐	ABSTAIN ☐	3.	Approval of the appointment of Pricewaterhouse-Coopers LLP as Noble Corporation’s independent registered public accounting firm for 2009	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Directors for a three-year term:	FOR	WITHHOLD	4.	Approval of an amendment of Article 21 paragraph 1(d) of the Articles of Association in order to limit the changes to authorized and conditional capital that require approval of at least two-thirds of the shares represented at a general meeting to an increase in the amount of the authorized or conditional share capital	FOR ☐	AGAINST ☐	ABSTAIN ☐

2a.	Julie H. Edwards	☐	☐

2b.	Marc E. Leland	☐	☐

2c.	David W. Williams	☐	☐	This Proxy Card is valid only when signed and dated.

In the event of other proposals during the General Meeting on which voting is permissible under Swiss law, Noble Corporation or the Independent Representative, as applicable, will vote your shares in accordance with the respective recommendation of the Board of Directors.
Date:                                                                      , 2009

Shareholder sign here

Co-Owner sign here
The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope to the following address, arriving no later than prior to the start of the General Meeting:
•	Noble Corporation c/o The Altman Group PO Box 268 Lyndhurst, NJ 07071-9902
or, if granting a proxy to the independent representative:
•	Mr. Joachim Kloter c/o Kloter & Kohli Attorneys Streulistrasse 28 P. O. Box CH-8032 Zurich, Switzerland.

PLEASE DETACH PROXY CARD HERE

PROXY
NOBLE CORPORATION
GENERAL MEETING OF SHAREHOLDERS ON MAY 28, 2009
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Please check one of the following two boxes:
☐
The signatory, revoking any proxy heretofore given in connection with the General Meeting described below, appoints Noble Corporation as proxy, with full powers of substitution, to represent the signatory at the General Meeting on May 28, 2009 and to vote all shares the signatory is entitled to vote at such General Meeting on all matters properly presented at the meeting.

☐
The signatory, revoking any proxy heretofore given in connection with the General Meeting described below, appoints the independent representative, Mr. Joachim Kloter, Kloter & Kohli Attorneys (the “Independent Representative”), with full powers of substitution, to represent the signatory at the General Meeting on May 28, 2009 and to vote all shares the signatory is entitled to vote at such General Meeting on all matters properly presented at the meeting.

If you appoint either Noble Corporation or the Independent Representative to represent you at the General Meeting on May 28, 2009, please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not check either of the above boxes, your proxy will be granted to Noble Corporation. If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors (“FOR” proposals 1, 3 and 4 and “FOR” each director nominee listed on the reverse side). The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid General Meeting.
Continued on the reverse side. Must be signed and dated on the reverse side.

SEE REVERSE SIDE

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Votes must be indicated in black or blue ink.
Vote on Proposals
If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” proposals 1, 3 and 4 and “FOR” each director nominee listed below.

1.	Approval of the payment of a dividend through a reduction of the par value of the shares in an amount equal to Swiss francs 0.25	FOR ☐	AGAINST ☐	ABSTAIN ☐	3.	Approval of the appointment of Pricewaterhouse-Coopers LLP as Noble Corporation’s independent registered public accounting firm for 2009	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Directors for a three-year term:	FOR	WITHHOLD	4.	Approval of an amendment of Article 21 paragraph
				1 (d) of the Articles of Association in order to limit the changes to authorized and conditional capital that require approval of at least two-thirds of the shares represented at a general meeting to an increase in the amount of the authorized or conditional share capital	FOR ☐	AGAINST ☐	ABSTAIN ☐

2a.	Julie H. Edwards	☐	☐

2b.	Marc E. Leland	☐	☐
This Proxy Card is valid only when signed and dated.
2c.	David W. Williams	☐	☐

In the event of other proposals during the General Meeting on which voting is permissible under Swiss law, the Trustee will vote your 401(k) Plan Shares in accordance with the respective recommendation of the Board of Directors.
Date:                                                                      , 2009

401(k) Plan Participant
The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

PLEASE DETACH PROXY CARD HERE

PROXY
NOBLE CORPORATION
GENERAL MEETING OF SHAREHOLDERS ON MAY 28, 2009
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope, arriving no later than prior to the start of the General Meeting.
The undersigned hereby instructs the Trustee of the Noble Drilling Corporation 401(k) Savings Plan (“401(k) Plan”) to vote, as designated below, all shares of Noble Corporation that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan (“401(k) Plan Shares”) at the General Meeting on May 28, 2009.
Please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not provide specific voting instructions, the voting rights of your 401(k) Plan Shares will be exercised in the manner recommended by the Board of Directors (“FOR” proposals 1, 3 and 4 and “FOR” each director nominee listed on the reverse side). The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid General Meeting.
Continued on the reverse side. Must be signed and dated on the reverse side.

SEE REVERSE SIDE